OPEN-END MORTGAGE, SECURITY AGREEMENT,
        ASSIGNMENT OF RENTS AND LEASES, FIXTURE FILING,
                   AND FINANCING STATEMENT

                 Dated as of October 5, 1998


           CENTRAL VERMONT PUBLIC SERVICE CORPORATION,

                        as Mortgagor,


                        In Favor Of


                 TORONTO DOMINION (TEXAS), INC.,

           as Collateral Agent for the Secured Parties as defined in the Credit Agreement,

                        as Mortgagee,







                      Prepared by and when
                       Recorded Return to:

              Paul, Hastings, Janofsky & Walker LLP
                   1055 Washington Boulevard
                  Stamford, Connecticut  06901
                Attention: Jonathan Birenbaum, Esq.

                       TABLE OF CONTENTS


  Section                                             Page

  ARTICLE I.
  COVENANTS OF MORTGAGOR...............................6

  1.1.  Payment and Performance of Secured Obligations..6
  1.2.  Incorporation of Documents......................6
  1.3.  General Representations, Covenants and Warranties..7
  1.4.  Additional Covenants, Representations and Warranties
  Regarding Environmental Matters.........................8
  1.5.  Use of Property...................................9
  1.6.  Taxes, Assessments and Other Charges............10
  1.7.  Defense of Title and Litigation.................10
  1.8.  Zoning and Title Matters........................11
  1.9.  Insurance and Risk of Loss......................11
  1.10. Effect of Changes in Laws Regarding Taxation....12
  1.11. Changes to Mortgage or Related Documents........12
  1.12. Eminent Domain and Casualty.....................12
  1.13. Mortgagee's Performance of Defaulted Acts;
  Subrogation...........................................13
  1.14. Ownership of Property and Mortgagor's Interest..13
  1.15. Assignment of Leases and Rents..................14
  1.16. Security Agreement and Financing Statements.....15
  1.17. After Acquired Property.........................16
  1.18. Collateral Protection...........................16

  ARTICLE II.
  DEFAULTS AND REMEDIES.................................17

  2.1.  Event of Default................................17
  2.2.  Mortgagee's Power of Enforcement................17
  2.3.  Mortgagee's Right To Enter and Take Possession..18
  2.4.  Appointment of Receiver.........................21
  2.5.  Waiver of Certain Rights........................21
  2.6.  Leases..........................................22
  2.7.  Suits To Protect Property.......................22
  2.8.  No Waiver.......................................22
  2.9.  Remedies Cumulative.............................23
  2.10. Discontinuance of Proceedings...................23
  2.11. Additional Security.............................23

  ARTICLE III.MISCELLANEOUS.........................................24

  3.1.  Use of Certain Terms............................24
  3.2.  Headings........................................24
  3.3.  Notices.........................................24
  3.4.  Binding Effect..................................25
  3.5.  Provisions Subject to Applicable Laws; Invalid
  Provisions To Affect No Others........................25
  3.6.  Changes.........................................25
  3.7.  No Benefit to Third Parties.....................25
  3.8.  Exercise of Discretion..........................25
  3.9.  Representatives of Mortgagee....................26
  3.10. Receipt of Copy Acknowledged....................26
  3.11. Waiver of Jury Trial; Submission to Jurisdiction;
  Waiver of Service and Venue...........................26
  3.12. Estoppel Certificates...........................26
  3.13. Mortgagee's Lien................................26
  3.14. Required Notices................................26
  3.15. Governing Law...................................26
  3.16. Site Visits, Observation and Testing............27
  3.17. Credit Bids.....................................27
  3.18. No Waiver or Cure...............................27
  3.19. Partial Release Conditions......................27

  ARTICLE IV.ADDITIONAL COLLATERAL.................................28


  ARTICLE V.CERTAIN MATTERS RELATING TO THE PROPERTY
  LOCATED IN THE STATE OF CONNECTICUT...................30
  5.1.  Open-End Mortgage...............................30
  5.2.  Open-End Mortgage Securing Guaranty.............30
  5.3.  Prejudgment Remedy Waiver.......................30
  5.4.  UCC.............................................31

  ARTICLE VI.CERTAIN MATTERS RELATING TO THE PROPERTY
  LOCATED IN THE STATE OF MAINE.........................31

  6.1.  Statutory Power of Sale.........................31
  6.2.  Future Advances.................................31
  6.3.  Sealed Instrument...............................32
  6.4.  No Oral Modifications...........................32
  6.5.  UCC.............................................32
  ARTICLE VII.CERTAIN MATTERS RELATING TO THE PROPERTY
  LOCATED IN THE STATE OF NEW HAMPSHIRE.................32
  7.1.  Statutory Power of Sale.........................32
  7.2.  UCC.............................................32

  ARTICLE VIII.CERTAIN MATTERS RELATING TO THE PROPERTY
  LOCATED IN THE STATE OF NEW YORK......................33

  8.1.  Section 254 of the RPL..........................33
  8.2.  Section 291-f of the RPL........................33
  8.3.  Trust Fund......................................33
  8.4.  Commercial Property.............................33
  8.5.  Transfer Tax....................................33
  8.6.  Maximum Principal Amount........................33
  8.7.  Covenants in Addition to RPL....................34

  ARTICLE IX.CERTAIN MATTERS RELATING TO THE PROPERTY
  LOCATED IN THE STATE OF VERMONT.......................34
  9.1.  Non-Judicial Power of Sale......................34
  9.2.  Limitation on Attorneys' Fees in Foreclosure....34
  9.3.  Future Advances and Subsequent Indebtedness.....34
  9.4.  UCC.............................................35


  LIST OF EXHIBITS

  Exhibit A - Description of Property

              OPEN-END MORTGAGE, SECURITY AGREEMENT,
               ASSIGNMENT OF RENTS, FIXTURE FILING
                   AND FINANCING STATEMENT


       THIS OPEN-END MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS, FIXTURE FILING AND FINANCING STATEMENT ("Mortgage") dated as of the 5th day of October, 1998, is made by CENTRAL VERMONT PUBLIC SERVICE CORPORATION, a Vermont corporation (together with its successors and assigns, "Mortgagor"), having an office at 77 Grove Street, Rutland, Vermont 05701, in favor of TORONTO DOMINION (TEXAS), INC., a Delaware corporation, having its principal office address at 909 Fanin Street, Suite 1700, Houston, Texas 77010, not personally but acting in its capacity as collateral agent for the Secured Parties as defined in the Credit Agreement (hereinafter defined) (the "Secured Parties") (in such capacity, together with its successors, assigns, agents and nominees, "Mortgagee"). Unless otherwise expressly defined herein, initially capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement (defined below).

                       WITNESETH:

       WHEREAS, pursuant to the Credit Agreement dated as of November 5, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Mortgagor, the lenders signatory thereto from time to time (the "Lenders") and Mortgagee, as agent for the Lenders, Mortgagee and the Lenders agreed to extend a revolving credit facility to Mortgagor of up to Fifty Million and 00/100 Dollars ($50,000,000.00) to be evidenced by certain revolving loan notes of Mortgagor issued from time to time (the "Revolving Loan Notes") and/or certain auction notes of Mortgagor issued from time to time (the "Auction Notes"), upon the terms and conditions set forth in the Credit Agreement (the Revolving Loan Notes, the Auction Notes, the Credit Agreement and all other documents, instruments and agreements entered into in connection therewith including without limitation, the "Transaction Documents" as defined in the Credit Agreement, are sometimes jointly referred to herein as the "Loan Documents");

       WHEREAS, pursuant to (i) the Amended and Restated Reimbursement Agreement, dated as of September 24, 1992, between Mortgagor and The Toronto-Dominion Bank, Houston Agency ("TD"), (ii) the Reimbursement Agreement, dated as of April 29, 1993, between Central Vermont Public Service Corporation - East Barnet Hydroelectric, Inc. ("East Barnet") and TD (the "East Barnet Letter of Credit Agreement"), together with Mortgagor's guaranty thereof dated as of April 29, 1993 (the "Guaranty"), and (iii) the Letter of Credit and Reimbursement Agreement, dated as of November 1, 1994, between Mortgagor and TD (collectively, as amended, supplemented or otherwise modified from time to time, the "Existing Letter of Credit Agreements"), TD has agreed to incur letter of credit obligations on behalf of Mortgagor and East Barnet, as applicable;

       WHEREAS, in order to induce (i) the Lenders to enter into the Third Amendment to Credit Agreement, dated as of the date hereof, among Mortgagor, the Lenders, Mortgagee and Fleet National Bank, as syndication agent, (ii) the Lenders to continue to make the Loans as provided in the Credit Agreement and (iii) TD to continue to incur letter of credit obligations as provided in the Reimbursement Agreements, Mortgagor has agreed to execute and deliver this Mortgage to Mortgagee to secure payment and performance by Mortgagor of:
  (a) all of the Secured Obligations as defined in the Credit Agreement including, without limitation, all of Mortgagor's obligations under this Mortgage, the Revolving Loan Notes and the Auction Notes; (b) all of the reimbursement obligations of Mortgagor pursuant to the Existing Letter of Credit Agreements ("LOC Reimbursement Obligations"); and (c) the Guaranty (all of such obligations are collectively referred to herein as the "Secured Obligations");

       WHEREAS, the Secured Obligations mature on or before December 1, 2015; and

       WHEREAS, Mortgagor has previously executed and delivered the Indenture (hereinafter defined) which constitutes a first priority lien on the Property
  (hereinafter defined).

       NOW THEREFORE, in consideration of Ten ($10.00) Dollars, in hand paid, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and to secure all obligations, liabilities or sums due or to become due under this Mortgage, the Revolving Loan Notes, the Auction Notes, the Guaranty, the Existing Letter of Credit Agreements or any other Loan Document, including, without limitation, the payment of all principal, prepayment premium (if any) and interest due under the Revolving Loan Notes, Auction Notes and LOC Reimbursement Obligations; and any further or subsequent advances made pursuant to this Mortgage, the Revolving Loan Notes, the Auction Notes, the Existing Letter of Credit Agreements or any other Loan Document to protect or preserve the Property (hereinafter defined) or the lien or security created hereby; and for the Secured Obligations, Mortgagor has executed and delivered this Mortgage, and Mortgagor has irrevocably granted, and by these presents and by the execution and delivery hereof does hereby irrevocably grant, bargain, sell, alien, demise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over, warrant and confirm to Mortgagee and to its successors and assigns forever (to the extent legally permitted), with power of sale, all right, title and interest of Mortgagor in and to all of the following property, rights, interests and estates whether now owned or hereafter acquired.

                         THE PROPERTY
       (A) The real property more particularly described herein and in Exhibit A attached hereto, incorporated herein and made a part hereof (the "Land"), and all trees, shrubbery, crops and other plantings now or hereafter grown on the Land;

       (B) TOGETHER WITH all and singular the plants, rights, permits, franchises, privileges, easements and property, real, personal and mixed, all as more particularly described in that certain Indenture of Mortgage (the "Original Indenture") dated as of October 1, 1929, but actually executed on October 24, 1929 (the Original Indenture, with all indentures supplemental thereto (the "Supplemental Indentures") as therein provided, being hereinafter generally referred to as the "Indenture"), recorded in Liber 150 of Mortgages, Page 51, Grafton County (New Hampshire) Registry of Deeds, Liber 616, Folio 484, Sullivan County (New Hampshire) Records, Vol. 234, Page 531, in the Office of the Secretary of State of Connecticut at Volume 51:M of the Railroad Mortgages, in the Office of the City Clerk of Rutland, Vermont at Book 51A, in the Office of the Secretary of State of the States of Vermont, Maine and New York, and in the offices of the clerks of certain other towns and cities in such states, and forty (40) duly recorded (where necessary) Supplemental Indentures thereto and in modification and confirmation thereof, and thereby or otherwise thereunder conveyed, pledged, assigned, transferred and mortgaged, or intended so to be (said descriptions in the Indenture being hereby made a part hereof to the same extent as if set forth herein at length), whether then or now owned or thereafter or hereafter acquired, except such of said properties or interests therein as may have been released or sold or disposed of in whole or in part as permitted by the provisions of the Indenture as heretofore supplemented and amended;

       (C) TOGETHER WITH all right, title and interest, if any, which Mortgagor may now have or hereafter acquire of whatever character whether as owner, lessee or otherwise, whether vested or contingent, in and to (1) the Land and all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land (collectively, the "Buildings"), (2) all building materials, supplies and other property now or hereafter stored at or delivered to the Land or any other location for installation in or on the Land or any of the Buildings, and all fixtures, fittings, machinery, appliances, equipment, apparatus, furnishings and personal property of every nature whatsoever now or hereafter located in or on, or attached to, and used or intended to be used in connection with the Land, any of the Buildings or any business or other operations now or hereafter conducted in or on the Land or any of the Buildings or in connection with any construction or other work now or hereafter conducted in or on the Land or any of the Buildings, and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the foregoing, (all of the property described in this clause (2), being collectively referred to herein as the "Equipment"; the Buildings and the Equipment being collectively referred to herein as the "Improvements"), (3) any and all oil, gas and other minerals now or hereafter produced from or allocated to the Land and any and all products now or hereafter processed or obtained from any such oil, gas or other minerals, and (4) any and all plans, specifications, drawings, books, records and similar items now or hereafter relating to the Land or the Improvements, the operation thereof, any rights thereto or any interest therein;

       (D) TOGETHER WITH all proceeds, products, extensions, additions, improvements, betterments, renewals, substitutions, replacements, accessions, accretions and relictions of and to all or any part of the Premises (as herein defined) or any other property encumbered by this Mortgage;

       (E) TOGETHER WITH all right, title and interest of Mortgagor, of whatever character (whether vested or contingent and whether now owned or hereafter acquired), in and to (1) all streets, roads and public places (whether open or proposed) now or hereafter adjoining or otherwise providing access to the Land, (2) the land lying in the bed of such streets, roads and public places, and (3) all other sidewalks, alleys, ways, passages, vaults, water courses, strips and gores of land now or hereafter adjoining or used or intended to be used in connection with all or any part of the property described in paragraphs (A), (B), (C) and (D) hereof;

       (F) TOGEHTER WITH all easements, rights-of-way and rights of use or passage (whether public or private), estates, interests, benefits, powers, rights (including, without limitation, any and all lateral support, drainage, slope, riparian, littoral, sewer, water, air, oil, gas, mineral and subsurface rights), privileges, claims, franchises, licenses, profits, rents, royalties, tenements, hereditaments, reversions, remainders and appurtenances of every nature whatsoever in any way now or hereafter belonging, relating or appertaining to all or any part of the property described in paragraphs (A), (B), (C), (D) and
  (E) hereof (all rights and interests described in clauses
  (A), (B), (C), (D), (E) and (F) being collectively referred to herein as the "Premises");

       (G) TOGETHER WITH (1) any and all judgments, settlements, claims, awards, insurance proceeds and other proceeds and compensation, and any interest thereon (collectively, "Compensation"), now or hereafter made or payable in connection with (a) any casualty or other damage to all or any part of the property described in paragraphs
  (A), (B), (C), (D), (E) and (F) hereof, (b) any condemnation proceedings affecting any such property or any rights thereto or any interest therein, (c) any damage to or taking of any such property or any rights thereto or any interest therein arising from or otherwise relating to any exercise of the power of eminent domain (including, without limitation, any and all Compensation for change of grade of streets or any other injury to or decrease in the value of any such property), or (d) any conveyance in lieu of or under threat of any such taking, (2) any and all proceeds of any sale, assignment or other disposition of any such property or any rights thereto or any interest therein, (3) any and all proceeds of any other conversion (whether voluntary or involuntary) of any such property or any rights thereto or any interest therein into cash or any liquidated claim, and (4) any and all option rights, contract rights, permits, licenses, approvals, actions and rights in action now or hereafter arising from or relating to any such property (including, without limitation, all rights of Mortgagor in and to insurance proceeds and any and all contracts and bonds relating to operation, maintenance, construction, renovation, restoration, repair, management or security of any such property);

       (H) TOGETHER WITH all leasehold estates, right, title and interest of Mortgagor in any and all leases, subleases, management agreements, arrangements, concessions or agreements relating to the use or occupancy of the Premises or any portion thereof and all rents of and from all or any part of the foregoing whether now or hereafter payable or accruing (including, without limitation, any and all money and other consideration paid or payable from time to time by any and all tenants, licensees, occupants or other users of any such property), and all rights of Mortgagor or any other person to collect and receive the same; provided, however, that permission is hereby given to Mortgagor, so long as no Event of Default (as hereinafter defined) shall have occurred, to collect and use such rents as, but not before, they become due and payable, which permission shall terminate immediately, without the necessity of any action by Mortgagee, upon the occurrence of any Event of Default;

       (I) TOGETHER WITH (1) all right, title and interest of Mortgagor (whether as seller, purchaser or otherwise) in and to any and all agreements now or hereafter relating to any purchase, sale, occupancy or other transfer of all or any part of the property described in paragraphs (A), (B), (C),
  (D), (E), (F), (G) and (H) hereof (whether or not such purchase, sale, occupancy or other transfer shall be completed), and (2) all right, title and interest of Mortgagor (whether as lessor, lessee or otherwise) in and to any and all leases, subleases, use, occupancy and similar agreements (including, without limitation, oil, gas and mining leases) now or hereafter relating to all or any part of the property described in paragraphs (A), (B), (C), (D),
  (E) and (F) hereof (each being referred to in this paragraph as a "lease"), together with any and all guaranties and security of, for or otherwise relating to any such lease (including, without limitation, any and all right, title and interest of Mortgagor in and to property of any tenant or other person, whether such right, title and interest shall have arisen under applicable law or under any such lease or other arrangement) and together with all rent and other consideration (whether monetary or otherwise) now or hereafter payable or accruing under or in connection with any such lease (including, without limitation, any and all cancellation or termination payments and any and all damages payable in connection with any default), subject, however, to the conditional permission given to Mortgagor to collect and use the rents, royalties, issues, profits, revenues, income and other benefits arising under any such lease as provided above and, so long as no Event of Default has occurred, to possess, control, manage, operate and otherwise deal with the property described in paragraphs (A), (B),
  (C), (D), (E), (F), (G) and (H) hereof;

       (J) TOGETHER WITH any and all right, title and interest of Mortgagor in all reciprocal easement agreements, operating agreements and any other agreements affecting the Land and Improvements; and

       (K) TOGETHER WITH any and all further or greater estate, right, title, interest, claim and demand of Mortgagor, of whatever character (whether vested or contingent and whether now owned or hereafter acquired), in and to any of the property described in the foregoing paragraphs or any rights or interests appurtenant thereto.

       SUBJECT, HOWEVER, as to all of the foregoing, to the specific rights, privileges, liens, encumbrances, restrictions, conditions, limitations, covenants, interests, reservations, exceptions and otherwise as provided in the Indenture, and in the descriptions in the schedules thereto and in the deeds or grants in said schedules referred to.

       BUT SPECIFICALLY RESERVING AND EXCEPTING (as the same were reserved and excepted from the lien of the Indenture) from this Mortgage and the grant, conveyance, mortgage, transfer and assignment herein (a) all lamps and supplies, machinery, appliances, goods, wares, and other removable property now or at any time handled by Mortgagor for sale as merchandise or not in use or connected as fixtures with its own plants, and consumable supplies, (b) all cash and all bonds, stocks and other securities now owned or which may hereafter be owned by Mortgagor and which are not deposited under the Indenture, (c) the last day of each of the demised terms created by any lease of property now leased to Mortgagor, and the last day of any demised term under each and every lease hereafter acquired by Mortgagor and under each and every renewal of any lease, the last day of each and every such demised term being hereby expressly reserved to and by Mortgagor, (d) all telephone properties, whether now owned or hereafter acquired by Mortgagor, and (e) any and all other property, real, personal or mixed, in which a lien is not purported to be granted under the Indenture (other than due to a release by the Indenture Trustee of such property where pursuant to the terms contemplated by
  Section 3.20 hereof, Mortgagee would not be required to release such property).

       All of the property described in the paragraphs (A),
  (B), (C), (D), (E), (F), (G), (H), (I), (J) and (K)  above, and each item of property therein described is collectively referred to in this Mortgage as the "Property").

       TO HAVE AND TO HOLD the Property, rights and privileges and appurtenances hereby conveyed or assigned, or intended so to be, unto Mortgagee, its successors and assigns, to its and their own proper use and benefit forever, upon and subject to the terms and conditions set forth in this Mortgage and subject to the Indenture;

       PROVIDED, HOWEVER, that if all of the Secured Obligations shall be fully, finally, and indefeasibly paid at the times, in the amounts and in the manner specified in the Loan Documents to which Mortgagor is a party, all without any deduction or credit for any Impositions (as hereinafter defined) or other charges or expenses paid or payable by or on behalf of Mortgagor and fully kept, performed, observed and complied with in accordance with the Loan Documents to which Mortgagor is a party (collectively, the "Release Conditions") and there is no further obligation to extend credit to Mortgagor under the Loan Documents, then this Mortgage and the rights and interests hereby granted and assigned to Mortgagee shall be null and void and of no further force and effect and shall be released of record upon the written request and at the expense of Mortgagor, but otherwise shall remain in full force and effect; provided, however, that the release of this Mortgage shall not affect Mortgagor's obligation to perform those Secured Obligations which are expressly stated to survive repayment of the Secured Obligations pursuant to the terms of the Loan Documents to which Mortgagor is a party.

       AND PROVIDED FURTHER, notwithstanding anything to the contrary herein, that the maximum principal amount which at any time may be secured hereby is limited to and shall not in any event exceed the sum of $66,300,000.

       Mortgagor warrants, represents, covenants and agrees to and with Mortgagee as follows:

                         ARTICLE I

                  COVENANTS OF MORTGAGOR

       Section 1.1. Payment and Performance of Secured Obligations. Mortgagor shall pay, keep, perform, observe and comply with, or shall cause to be paid, kept, performed, observed and complied with all of the Secured Obligations. Mortgagor acknowledges and agrees that all security of any kind pursuant to the Loan Documents to which Mortgagor is a party, is security for the Secured Obligations without allocation of any part or portion thereof to any portion of the Secured Obligations other than the whole thereof.

       Section 1.2. Incorporation of Documents. Mortgagor acknowledges that the proceeds of the Revolving Loan Notes and the Auction Notes are to be disbursed in accordance with the provisions in the Credit Agreement and the letters of credit are to be issued in accordance with the provisions of the Existing Letter of Credit Agreements. Subject to the final proviso preceding Article I hereof, all advances and indebtedness arising and accruing under this Mortgage, whether or not the resulting indebtedness secured hereby may exceed the aggregate face amount of any document evidencing such indebtedness, shall be secured hereby to the same extent as though said Credit Agreement and Existing Letter of Credit Agreements were fully incorporated in this Mortgage. Subject to the final proviso preceding Article I hereof, in the event of any conflict or inconsistency between the terms of this Mortgage, the Credit Agreement and the Existing Letter of Credit Agreements, the terms and provisions of the Credit Agreement and the Existing Letter of Credit Agreements, as the case may be, shall in each instance govern and control. Notwithstanding the foregoing, if Mortgagor shall have a greater obligation under this Mortgage than under the Credit Agreement, such greater obligation shall not be considered a conflict or inconsistency between them, Mortgagor in each instance being bound by such greater obligation. Each and every term and provision of the Loan Documents to which Mortgagor is a party, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of Mortgagor contained therein, shall be considered as if a part of this Mortgage, and payment, fulfillment and performance thereof is secured hereby, and, in accordance with the Loan Documents to which Mortgagor is a party. Any Event of Default under the Credit Agreement or the Existing Letter of Credit Agreements shall constitute an Event of Default under this Mortgage entitling Mortgagee to all the remedies provided in this Mortgage, under the other Loan Documents to which Mortgagor is a party, and by law.

       Section 1.3.     General Representations, Covenants and
  Warranties.

       Mortgagor warrants, represents and covenants that:

       (a) Mortgagor fully warrants and will forever defend the title to the Property and the validity as a lien, second in priority only to the Indenture, and security interest, enforceability and priority of the lien and security interest created hereby against the claims of all persons whomsoever claiming or who may claim the same or any part thereof, subject only to those matters described in the Indenture ("Permitted Exceptions") and Permitted Liens (as defined in the Credit Agreement);

       (b) Mortgagor is seized of an indefeasible estate in fee simple in and to the land, buildings and all other parts of the Property constituting real property;

       (c)  Except for Permitted Liens and Permitted
  Exceptions, Mortgagor has good and marketable title to the equipment and all other parts of the Property constituting personal property;

       (d) Mortgagor has good right, full power and lawful authority, without the joinder or consent of any person
  (other than the approval or consent of the Vermont Public
  Service Board and the approval of or waiver by the Connecticut Department of Public Utility Control), to mortgage, pledge, assign and grant a security in the Property pursuant to and as provided in this Mortgage;

       (e) Mortgagor may at all times peaceably and quietly enter upon, hold, occupy and enjoy the Property in accordance with this Mortgage;

       (f) The Property is free and clear of any and all liens, security interests, charges, encumbrances and claims of other persons, of any kind whatsoever, other than Permitted Exceptions and Permitted Liens (including, without limitation, the Indenture);

       (g) Except for the recording of this Mortgage and the filing of financing statements or certificates of mortgage, as the case may be, no registrations, recordings or filings are required to create a valid lien on and perfected security interest in the Property second in priority only to the Indenture;

       (h) Mortgagor will maintain and preserve the Lien of this Mortgage until all of the Release Conditions (subject to certain partial releases approved by Mortgagee pursuant to Section 3.20 hereof) are satisfied;

       (i) Mortgagor shall not make or enter into any lease of all or any part of the Property for rent or other consideration valued (as reasonably determined by Mortgagor) below the fair market rental value of the Property at the time such lease is executed; and

       (j) All costs incurred and which have become due and payable prior to the date hereof in connection with any construction of, in or on any improvements or in connection with the purchase of any improvements have been paid or will be paid promptly when due or will be paid promptly following resolution of any good faith dispute or protest relating thereto.

       Section 1.4.     Additional Covenants, Representations
  and Warranties Regarding Environmental Matters. Mortgagor represents, covenants and warrants to Mortgagee as follows:

       (a) Other than as described in the Mortgagor's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and Form 10-Qs for the fiscal quarters ended March 31, 1998 and June 30, 1998 (collectively, the "SEC Reports"), neither Mortgagor nor the Property are in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority, federal or state, or to any remedial obligations under any federal or state laws pertaining to health or the environment (hereinafter sometimes collectively called "Applicable Environmental Laws"), including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as amended, "CERCLA"), the Resource Conservation and Recovery Act of 1976 ("RCRA"), and any and all applicable state environmental laws (together the "State Environmental Laws"), and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Premises.

       (b) Except as described in the SEC Reports, Mortgagor will not cause or permit the Property to be in violation of, or do anything or permit anything to be done which will subject the Property to any remedial obligations under, any Applicable Environmental Laws, and will promptly notify Mortgagee, in writing, of any existing, pending or, to the best of Mortgagor's knowledge, threatened investigation or inquiry by any governmental authority in connection with any Applicable Environmental Laws, in each case which could be reasonably be expected to have a material adverse effect on the business, operations, assets, liabilities, financial condition, results of operations or business prospects of Mortgagor ("Material Adverse Effect").

       (c) Mortgagor has not obtained and is not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Property by reason of any Applicable Environmental Laws except as described in the SEC Reports or where the failure to do so could reasonably be expected to have a Material Adverse Effect.

       (d) Except as described in the SEC Reports, Mortgagor has taken all steps necessary to determine and has determined that no hazardous substances or solid wastes have been disposed of or otherwise released or discharged on or to the Property; and that the use which Mortgagor makes and intends to make of the Property will not result in the disposal or other release or discharge of any hazardous substance or solid waste on or to the Property, in each case which could reasonably be expected to have a Material Adverse Effect (the terms "hazardous substance," "discharge," "solid waste" "disposal" and "release" as used herein shall have the meanings specified in CERCLA, RCRA and the State Environmental Laws, as applicable; provided, in the event either CERCLA, RCRA or the State Environmental Laws is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and provided further, to the extent that the laws of the States of Connecticut, Maine, New Hampshire, New York or Vermont, as applicable, establish a meaning, either by express definition or by construction or implication, for "hazardous substance," "release," "discharge," "solid waste," or "disposal" which is broader than that specified in either CERCLA, RCRA or the State Environmental Laws such broader meaning shall apply.

       (e) Mortgagor grants to Mortgagee and its agents and employees access to the Property and the license to remove any hazardous waste and/or substances containing asbestos, in each case where the failure to do so could reasonably be expected to have a Material Adverse Effect, and agrees to indemnify Mortgagee and Lenders from all costs and expenses and all claims (including consequential damage) asserted or proven against Mortgagee by any party in connection therewith. In the event Mortgagor fails to do so, after notice to Mortgagor, Mortgagee may either declare a default under this Mortgage and foreclose the same or cause the Property to be freed from the asbestos, substances containing asbestos or hazardous wastes with the cost of the removal to be added to the indebtedness evidenced by the Revolving Loan Notes and/or the Auction Notes, at Mortgagee's election, and secured by this Mortgage.

       (f) Upon Mortgagee's reasonable request, at any time and from time to time during the existence of this Mortgage (but only after the occurrence of an Event of Default), Mortgagor shall provide, at Mortgagor's sole expense, an inspection or audit of the Property from an engineering or consulting firm approved by Mortgagee, indicating the presence or absence of such substances on the Property. If Mortgagor fails to provide same after twenty (20) days' notice, Mortgagee may order same, and Mortgagor grants to Mortgagee and its employees and agents such access to the Property and a license to undertake the testing. The cost of such tests shall be added to the indebtedness evidenced by the Revolving Loan Notes and/or the Auction Notes, at Mortgagee's election, and secured by this Mortgage.

       Section 1.5.     Use of Property.  Mortgagor
  represents, covenants and warrants to Mortgagee as follows:

       (a) No portion of the Property is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, except where the location in such an area could not reasonably be expected to have a Material Adverse Effect.

       (b) The Property and the present and contemplated uses and occupancies thereof are in compliance in all respects with all applicable federal, state, county and local laws, ordinances, building codes, orders, rules and regulations pertaining to zoning, parking, construction, building, land use and environmental matters, except where non-compliance could not reasonably be expected to have a Material Adverse Effect.

       (c) Other than as permitted under the Indenture, no portion of the Property has been the subject of a Taking (as hereinafter defined).

       (d) Mortgagor and its agents have not entered into any leases or other arrangements for occupancy of space within the Property other than those leases made available to Mortgagee. Other than to the extent not prohibited by the Indenture (as currently in effect and irrespective of whether the Indenture is subsequently terminated), there are no agreements, contracts or lease provisions, written or oral, providing any tenant of the Property or any other third party the option to purchase all or any part of the Property.

       (e) Each identifiable portion of the Property is taxed separately without regard to any other property and for all purposes each such portion may be mortgaged, conveyed, and otherwise dealt with as an independent parcel.

       (f) Mortgagor covenants that the representations set forth in this Section shall be true until the Secured
  Obligations have been fully and finally paid and there is no further obligation to extend credit to Mortgagor under the Loan Documents.

       (g) The Property complies in all material respects with all federal, state, county, municipal and local laws, ordinances and regulations relating to subdivision and may be lawfully conveyed by the legal description attached hereto.

       Section 1.6. Taxes, Assessments and Other Charges. Mortgagor shall pay, before the same become delinquent, all taxes (including, without limitation, any registration or recording taxes incurred in connection with this Mortgage, if applicable), insurance premiums, assessments, dues, fines, impositions, and public charges, general and special, ordinary and extraordinary, of every character (including penalties and interest), all charges made by utility companies, public or private, for services furnished or used in connection with the Property, all common area utility and maintenance charges, and all other impositions attributable to the Property ("Impositions"). Mortgagor may protest or contest Impositions in accordance with the provisions of the Credit Agreement.

       Section 1.7. Defense of Title and Litigation. Mortgagor will not allow or permit any Lien other than Permitted Liens and Permitted Encumbrances to be asserted against the Property. If the Lien created by this Mortgage, or the validity, enforceability or priority thereof or of this Mortgage, or if title or any of the rights of Mortgagor or Mortgagee in or to any material (as determined in the sole discretion of Mortgagee) portion of the Property, shall be endangered or questioned, or shall be attacked directly or indirectly, or if any action or proceeding is instituted against Mortgagor or Mortgagee with respect thereto, Mortgagor will promptly notify Mortgagee thereof and will diligently endeavor to cure any defect which may be developed or claimed and/or will take all necessary and proper steps for the defense of such action or proceeding, including the employment of counsel, the prosecution or defense of litigation and, subject to Mortgagee's reasonable approval, the compromise, release or discharge of any and all adverse claims. Mortgagee (whether or not named as a party to such actions or proceedings) is hereby authorized and empowered (but shall not be obligated) to take such additional steps as it may deem necessary or proper for the defense of any such action or proceeding or the protection of the lien, security interest, validity, enforceability or priority of this Mortgage or of such title or rights, including the employment of counsel, the prosecution or defense of litigation, the compromise, release or discharge of such adverse claims, the purchase of any tax title and the removal of such prior liens and security interests. Mortgagor shall, on demand, reimburse Mortgagee and Lenders for all expenses (including reasonable attorneys' fees and disbursements) incurred by Mortgagee and Lenders in connection with the foregoing matters. All such costs and expenses of Mortgagee and Lenders, until reimbursed by Mortgagor, shall be part of the Secured Obligations and shall be deemed to be secured by this Mortgage.

       Section 1.8. Zoning and Title Matters. Mortgagor will not, without the prior written consent of Mortgagee, initiate or support any zoning reclassification of the Property or seek any variance under existing zoning ordinances applicable to the Property, use or permit the use of the Property in a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances, modify, amend or supplement any of the Permitted Exceptions where such modification, amendment or supplement is materially adverse to the rights and interests of Mortgagee or Lenders or permit or allow the Property to be used by the public or any person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement by prescription; provided, however, that the prohibitions set forth in clauses (a), (b) and (d) hereof shall be inapplicable so long as Mortgagor's actions, individually or in the aggregate, do not have or could not be reasonably expected to have a Material Adverse Effect.

       Section 1.9.     Insurance and Risk of Loss.

       (a) Mortgagor shall keep or cause to be kept such casualty and liability insurance concerning the Property as is, or from time to time may be, required in accordance with the Credit Agreement with companies, in amounts and against insurable hazards as set forth therein. Such insurance shall be maintained in effect as long as all of the Release Conditions have not been satisfied.

       (b) Mortgagor shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required hereunder or under the Credit Agreement. Except for the Indenture Trustee, Mortgagee shall be named as sole loss payee on each property insurance policy relating to the Property pursuant to a standard non-contributory mortgagee endorsement. Upon the reasonable request of Mortgagee, Mortgagor shall provide to Mortgagee a copy of all policies evidencing insurance in compliance with the terms of the Credit Agreement.

       Section 1.10. Effect of Changes in Laws Regarding Taxation. In the event of the enactment after the date of this Mortgage of any law of any state in which the Property is located or any political subdivision thereof deducting from the value of land for the purpose of taxation any lien thereon, or imposing upon Mortgagee the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of mortgages or debts secured by mortgages or deeds of trust or similar instruments, or Mortgagee's interest in the Property, or the manner of collection of taxes, so as to adversely affect the lien of this Mortgage or the Secured Obligations or the then holders thereof (each, a "Mortgage Tax Event"), then, and in any such event, Mortgagor, upon demand by Mortgagee, shall pay such taxes or assessments, or reimburse Mortgagee therefore; provided, however, that if the Mortgage Tax Event could reasonably be expected to have a Material Adverse Effect and in the opinion of counsel for Mortgagee it might be unlawful to require Mortgagor to make such payment or the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, (each Mortgage Tax Event subject to such determination is hereinafter referred to as a "Nonreimbursable Mortgage Tax Event") then and in such event, Mortgagee may elect, by notice in writing given to Mortgagor, to declare all of the Secured Obligations to be and become due and payable sixty
  (60) days from the giving of such notice. The foregoing shall not, however, impose upon Mortgagor, the obligation to pay or reimburse Mortgagee for any tax in the nature of an income tax.

       Section 1.11. Changes to Mortgage or Related Documents. If the Secured Obligations or any part thereof are extended or varied or if any part of the security is released, all persons now or at any time hereafter liable therefor, or whose consent to this Mortgage was obtained, shall be held to assent to such extension, variation or release, and their liability and the lien and all provisions hereof shall continue in full force, the right of recourse, if any, against all such persons being expressly reserved by Mortgagee, notwithstanding such extension, variation or release. Any person or entity taking a junior mortgage or other lien upon the Property or any interest therein, shall take said lien subject to the rights of Mortgagee to amend, modify, and supplement, restate and consolidate this Mortgage and the Loan Documents to which Mortgagor is a party and to vary the rate of interest and the method of computing the same, and to increase the principal amount thereof, and to impose additional fees and other charges, and to extend the maturity of said indebtedness, and to grant partial releases of the lien of this Mortgage, in each and every case without obtaining the consent of the holder of such lien and without the lien of this Mortgage losing its priority over the rights of any such junior lien. Nothing in this Section shall be construed as waiving any provision contained herein which provides, among other things, that it shall constitute an Event of Default if the Property be sold, conveyed, or encumbered unless permitted by the Loan Documents to which Mortgagor is a party.

       Section 1.12.     Eminent Domain and Casualty.

       (a) In the event that title to, or the use of the Property or any part thereof shall be taken pursuant to eminent domain or condemnation proceedings, or by any settlement or compromise of such proceedings (each a "Taking"), Mortgagor shall give prompt written notice thereof to Mortgagee. All compensation received as a result of any Taking shall be paid to the Indenture Trustee to the extent required by the provisions of the Indenture and then, subject to the provisions of paragraph (c) hereof, to Mortgagee.

       (b) Mortgagor shall give prompt written notice to Mortgagee of the occurrence of any material casualty and such occurrence shall not relieve Mortgagor of any of its obligations specified in the Loan Documents to which Mortgagor is a party. All compensation received as a result of any casualty shall be paid to the Indenture Trustee to the extent required by the provisions of the Indenture and then, subject to the provisions of paragraph (c) hereof, to Mortgagee.

       (c) Upon the expiration or termination of the Indenture and continuing until the Maturity Date, Mortgagor shall enter into arrangements with Mortgagee which are substantially similar (as determined by Mortgagee) to those set forth in Section 6 of Article III, Section 3 of Article VIII and Article IX of the Indenture, as in effect on the date hereof.

       Section 1.13.     Mortgagee's Performance of Defaulted
  Acts; Subrogation.

       (a) If an Event of Default shall have occurred, Mortgagee may, but need not, pay or perform any Secured Obligation which Mortgagor has failed to pay or perform, in any form and manner deemed expedient, and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture or contest any tax or assessment, including without limitation the payment of principal, premium and/or interest on the Secured Obligations, whether at maturity, upon acceleration or otherwise. Mortgagee and any person designated by Mortgagee shall have the right, and is hereby granted the right, to enter upon the Property for the foregoing purposes. All moneys paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including reasonable attorneys' fees, and any other moneys advanced by Mortgagee to protect the Property and the lien hereof, shall be so much additional indebtedness secured hereby, and shall become immediately due and payable without notice and with interest thereon at the rate of interest payable after an Event of Default. Inaction of Mortgagee shall never be considered a waiver of any right accruing to it on account of any default on the part of Mortgagor. No payment by Mortgagee shall relieve Mortgagor from any default hereunder or impair any right or remedy of Mortgagee.

       (b) Should any amount paid out, advanced or incurred hereunder by Mortgagee be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any lien or encumbrance upon the Property or any part thereof on a parity with or prior or superior to the lien hereof, then as additional security hereunder, Mortgagee shall be subrogated to any and all rights, equal or superior titles, liens and equities, owned or claimed by any owner or holder of said outstanding liens, charges and indebtedness, however remote, regardless of whether said liens, charges and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

       Section 1.14. Ownership of Property and Mortgagor's Interest. Except as otherwise provided in Article VIII of the Indenture (as in effect on the date hereof), Mortgagor shall not, directly or indirectly, transfer, pledge, encumber, suffer to exist any Lien (except for the Permitted Exceptions and the Permitted Liens), on, or, except as provided in the Credit Agreement, assign, lease or sublease all or any portion of any interest in, the Property. Mortgagor shall provide Mortgagee with copies of any agreements, instruments or other documents delivered to the Indenture Trustee pursuant to Article VIII of the Indenture. If the Indenture expires or terminates prior to the Maturity Date, Mortgagor shall enter into arrangements with Mortgagee which are substantially similar (as determined by Mortgagee) to those set forth in Article VIII of the Indenture.

       Section 1.15.     Assignment of Leases and Rents.

       (a) The assignment set forth in paragraph (H) of the section of this Mortgage entitled "The Property"
  ("Paragraph (H)") shall, to the extent permitted by law and the terms of the leases and other documents related to such assignment, constitute an absolute and present assignment of the leases, rents, royalties, issues, profits, revenues, income and other benefits described in said paragraph, subject, however, to the rights of the Indenture Trustee under the Indenture and to the conditional permission given to Mortgagor to collect and use the same as provided in said paragraph. Neither the existence nor the exercise of such conditional permission shall subordinate such assignment to any subsequent assignment by Mortgagor, and all such subsequent assignments shall be subject to the rights of Mortgagee under this Mortgage. Subject to the rights of the Indenture Trustee under the Indenture, the assignment set forth in Paragraph (H) shall be fully operative without any further action by Mortgagor or Mortgagee. Subject to the rights of the Indenture Trustee under the Indenture, Mortgagee is hereby irrevocably authorized and empowered, at its option, to demand, collect, receive and enforce payment of any and all such rents, royalties, issues, profits, revenues, income and other benefits at any time during the continuance of any Event of Default, and to give receipts, releases and satisfactions therefor, whether or not Mortgagee shall have taken, or at any time shall take, possession of the Land, the Buildings or any other part of the Property. Mortgagee is hereby irrevocably authorized to notify all tenants, licensees, occupants and other users of all or any part of the Property of Mortgagee's rights under this Section and under Paragraph (H).

       (b) Subject to the rights of the Indenture Trustee under the Indenture, Mortgagor hereby grants to Mortgagee the right, at Mortgagee's option at any time after the occurrence of any Event of Default, to take all actions with respect to any and all such rents, royalties, issues, profits, revenues, income and other benefits as are contemplated by Section 2.3 of this Mortgage. Mortgagor hereby irrevocably authorizes and appoints Mortgagee the agent and attorney-in-fact of Mortgagor, at Mortgagee's option, subject to the rights of the Indenture Trustee under the Indenture, to manage said property and demand, collect, receive and enforce payment of any and all such rents, royalties, issues, profits, revenues, income and other benefits after the occurrence of any Event of Default, to give receipts, releases and satisfactions therefor and to apply such collections in the manner provided in Section 2.3, which appointment shall be deemed to be coupled with an interest. Such assignment, grant and appointment shall continue in effect until all of the Release Conditions have been satisfied. Mortgagor hereby further grants to Mortgagee, subject to the rights of the Indenture Trustee under the Indenture, the right (i) to enter upon and take possession of the Property for the purpose of collecting such rents, issues and profits; (ii) to dispossess by the usual summary proceeding any tenant defaulting in the payment thereof to Mortgagee; (iii) to let the Property, or any part thereof; and (iv) to apply said rents, issues and profits, after payment of all necessary charges and expenses, on account of said Secured Obligations. Mortgagor hereby irrevocably consents to the entry upon and taking possession of the Property by Mortgagee pursuant to such grant and appointment, whether or not foreclosure proceedings shall have been commenced and without applying for a receiver. Neither the exercise by Mortgagee of any rights under this Section or Paragraph (H), nor the application of any such rents, royalties, issues, profits, revenues, income or other benefits to the Secured Obligations, shall cure or waive any Event of Default or any notice of any Event of Default or invalidate any such notice or any act done pursuant to this Mortgage or pursuant to any such notice.

       (c) Upon request by Mortgagee, Mortgagor shall confirm its assignment to the extent provided above to Mortgagee, as additional security for the Secured Obligations, by a written document approved by Mortgagee, of all right, title and interest of Mortgagor in and to any and all leases now or hereafter affecting all or any part of the Property, together with any and all guaranties and security of, for or otherwise relating to such leases and all rent and other money payable or accruing under or in connection with such leases, subject to the rights of the Indenture Trustee under the Indenture and the conditional permission given to Mortgagor to collect and use the rents, royalties, issues, profits, revenues, income and other benefits arising under such leases as provided above.

       (d) Nothing herein contained shall be construed as constituting Mortgagee a mortgagee in possession in the absence of the taking of actual possession of the Property by Mortgagee pursuant to the terms hereof. Nothing contained in this Mortgage shall be construed as imposing on Mortgagee any of the obligations of the lessor under any lease of the Property in the absence of an explicit assumption thereof by Mortgagee. If, in the exercise of the powers herein granted to Mortgagee, liability shall be asserted or enforced against Mortgagee, all such liability is expressly waived and released by Mortgagor.

       (e) Although it is the intention of the parties that the assignment contained in this Section shall be a present absolute assignment, subject to the rights of the Indenture Trustee under the Indenture and to the extent permitted by law and the terms of the leases and any other documents related to such assignment, it is expressly understood and agreed, anything herein contained to the contrary notwithstanding, that Mortgagee shall not exercise any of the rights or powers conferred upon it by this Section unless and until an Event of Default shall have occurred hereunder or under any of the Loan Documents.

       Section 1.16.     Security Agreement and Financing
  Statements.

       (a) Mortgagor and Mortgagee agree: that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "Code") as the same may, from time to time be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Lenders' security interest in any Property is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Mortgage relating to such attachment, perfection or priority and for purposes of definitions related to such provisions, with respect to any property included in the definition herein of the word "Property," which property may not be deemed to form a part of the Land or may not constitute a "fixture" (within the meaning of the applicable section of the Code) and any fixture which constitutes a part of the Property, and all replacements of such property, substitutions for such property, additions to such property, and the proceeds thereof (subsections (1) and (2) are collectively referred to herein as the "Collateral"); (ii) that a security interest in and to the Collateral is hereby granted to Mortgagee and that, upon recordation in the real estate records of the proper office this instrument shall constitute a "fixture filing" within the meaning of the applicable section of the Code; and (iii) that all of Mortgagor's right, title and interest to the Collateral are hereby assigned to Mortgagee; all to secure payment of the Secured Obligations. Without limiting the foregoing, Mortgagor agrees that it will execute and cause to be properly filed and/or recorded such further Financing Statements and Continuation Statements as Mortgagee may request in order to perfect and preserve the security interest of Mortgagor in the Collateral.

       (b) If any Event of Default occurs hereunder, Mortgagee, pursuant to the appropriate provisions of the Code, shall have an option to proceed with respect to both the real property and the Collateral in accordance with its rights, powers and remedies with respect to the real property, in which event the default provisions of the Code shall not apply. The parties agree that if Mortgagee shall elect to proceed with respect to the Collateral separately from the real property, Mortgagee shall have all remedies available to a secured party under the Code and ten (10) days' notice of the sale shall be reasonable notice. The reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, reasonable attorneys' fees and legal expenses incurred by Mortgagee.

       (c) Except as otherwise permitted by the Credit Agreement or the Indenture as in effect on the date hereof, Mortgagor agrees that, without the written consent of Mortgagee, Mortgagor will not remove or permit the removal of any Collateral.

       Section 1.17. After Acquired Property. To the extent permitted by law and subject to the rights of the Indenture Trustee under the Indenture, the lien of this Mortgage shall attach automatically, without the necessity of any action by Mortgagor or any other person, to all right, title and interest of Mortgagor in and to any and all after-acquired property of the character or type described in the section of this Mortgage entitled "The Property". Mortgagor shall promptly execute and deliver to Mortgagee such documents and instruments as may be necessary or as reasonably requested by Mortgagee to confirm and perfect such lien. Mortgagor hereby irrevocably authorizes and appoints Mortgagee the agent and attorney-in-fact of Mortgagor to execute all such documents and instruments on behalf of Mortgagor, which appointment shall be deemed to be coupled with an interest.

       Section 1.18. Collateral Protection. UNLESS MORTGAGOR PROVIDES MORTGAGEE WITH EVIDENCE OF INSURANCE COVERAGE REQUIRED BY THE LOAN DOCUMENTS, MORTGAGEE MAY PURCHASE INSURANCE AT MORTGAGOR'S EXPENSE TO PROTECT MORTGAGEE'S INTEREST IN THE PROPERTY. THIS INSURANCE MAY, BUT NEED NOT, PROTECT MORTGAGOR'S INTEREST. THE COVERAGE THAT MORTGAGEE MAY PURCHASE MAY NOT PAY ANY CLAIM THAT MORTGAGEE MAKES OR ANY CLAIM THAT IT MIGHT MAKE AGAINST MORTGAGOR IN CONNECTION WITH THE PROPERTY. MORTGAGOR MAY LATER CANCEL ANY INSURANCE PURCHASED BY MORTGAGEE BUT ONLY AFTER PROVIDING MORTGAGEE WITH EVIDENCE THAT MORTGAGOR HAS OBTAINED INSURANCE AS REQUIRED BY THE LOAN DOCUMENTS. IF MORTGAGEE PURCHASES INSURANCE FOR THE PROPERTY, MORTGAGOR WILL BE RESPONSIBLE FOR THE COST OF THAT INSURANCE, INCLUDING INTEREST AND OTHER CHARGES MORTGAGEE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COST OF THE INSURANCE MAY BE ADDED TO MORTGAGOR'S TOTAL SECURED OBLIGATIONS. THE COST OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE MORTGAGOR MAY BE ABLE TO OBTAIN ON ITS OWN. BY EXECUTING THIS DOCUMENT, MORTGAGOR ACKNOWLEDGES THE FOREGOING.


                      ARTICLE II

                DEFAULTS AND REMEDIES

       Section 2.1     Event of Default.  As used in this
  Mortgage, the term "Event of Default" shall mean and refer to each and all of the following:

       (a) an "Event of Default" under and as defined in the Credit Agreement and the Existing Letter of Credit
  Agreements; and

       (b)  the occurrence of a Nonreimbursable Mortgage Tax
  Event.

  Upon the occurrence of any Event of Default hereunder, the Secured Obligations may be accelerated as provided in the Credit Agreement and Mortgagor shall be entitled to exercise any remedies provided for in this Mortgage, in the Loan Documents, or under any applicable law.

       Section 2.2. Mortgagee's Power of Enforcement. Subject to the rights of the Indenture Trustee under the Indenture, the terms of the Existing Letter of Credit Agreements and the terms of the Credit Agreement, at any time after the occurrence of any Event of Default, Mortgagee may proceed by any appropriate judicial or non-judicial action or proceeding to (a) enforce payment of all or any part of the Secured Obligations in accordance with the Loan Documents to which Mortgagor is a party, (b) declare the entire balance of any or all of the Secured Obligations to be immediately due and payable without presentment, demand, protest or notice of any kind (all of which are hereby expressly waived by Mortgagor), (c) enforce performance of any term of this Mortgage or any of the other Loan Documents to which Mortgagor is a party, (d) enforce any other rights of Mortgagee with respect to the Secured Obligations, the Property or any other security for the Secured Obligations,
  (e) foreclose this Mortgage and sell, or cause the sale of, the Property, as an entirety or in separate parts, pursuant to any power of sale now or hereafter permitted by law, or pursuant to the judgment, order or decree of any court of competent jurisdiction, (f) to the extent permitted by law, pursue the partial foreclosure of this Mortgage for any part of the Secured Obligations then due and payable, subject to the continuing encumbrance of this Mortgage as security for the balance of the Secured Obligations not then due, (g) advance sums, in an amount to be determined by Mortgagee in its sole discretion, to satisfy any or all of Mortgagor's obligations under the Loan Documents to which Mortgagor is a party, or (h) pursue any other rights, powers and remedies available to Mortgagee, at law or in equity, in connection with the Secured Obligations, the Property or any other security for the Secured Obligations. Mortgagee shall be entitled to collect from Mortgagor all costs, charges and expenses, including reasonable attorneys' fees and expenses, incurred in connection with the exercise of any of the foregoing remedies, even if redemption is had by Mortgagor after foreclosure proceedings have begun. After the occurrence of any Event of Default, Mortgagee may pursue any or all such actions or proceedings, at Mortgagee's option, separately or concurrently and in such order as Mortgagee may desire, either with or without entry or taking possession and whether or not all or any part of the Secured Obligations shall have been declared to be immediately due and payable or shall otherwise be due. After the occurrence of any Event of Default, Mortgagee may pursue any and all such actions or proceedings without prejudice to Mortgagee's right thereafter to foreclose this Mortgage and without prejudice to any right of Mortgagee thereafter to proceed by any other action or proceeding to enforce any or all rights, powers and remedies of Mortgagee with respect to the Secured Obligations, the Property or any other security for the Secured Obligations, even if the basis for any such subsequent action or proceeding is an Event of Default which existed at the time such earlier action or proceeding was commenced. Lenders have granted to Mortgagee the express and exclusive authority to enforce this Mortgage. Lenders agree to cooperate with, and give their full assistance to, Mortgagee in connection with its enforcement of the Mortgage pursuant to this Section 2.2 including, without limitation, assigning any Revolving Loan Notes or Auction Notes then held by such Lenders to the Mortgagee in connection with the foreclosure of the Mortgage.

       Section 2.3.     Mortgagee's Right To Enter and Take
  Possession.

       (a) Subject to the rights of the Indenture Trustee under the Indenture, at any time after the occurrence of any Event of Default, whether or not foreclosure proceedings shall have been instituted or whether before or after the whole principal sum secured hereby is accelerated, Mortgagee, to the extent and in the manner permitted by law, may enter and take possession of all or any part of the Property, may exclude Mortgagor and its officers, employees, agents, contractors, attorneys and other representatives therefrom and may have access to the books, papers and accounts of Mortgagor and of any manager of the Property to the fullest extent permitted by law. Subject to the rights of the Indenture Trustee, upon request by Mortgagee at any time during the continuance of any Event of Default, Mortgagor shall peaceably and quietly vacate, surrender and deliver possession of the Property (or any part of the Property that may be designated by Mortgagee) to Mortgagee, and, if the Property is leased or subleased, deliver to Mortgagee the rent security deposits and all of the leases and subleases, with such additional assignments thereof as Mortgagee may request. Subject to the rights of the Indenture Trustee under the Indenture, Mortgagor further agrees that Mortgagee may assume the management of the Real Property, enter into new leases and subleases and collect the rents, applying the same upon the Secured Obligations in the manner provided in the Collateral Agency Agreement.

       If Mortgagor shall not vacate, surrender and deliver possession of the Property (or such part of the Property) to Mortgagee as provided above, then, without limiting any other right to enter and take possession of the Property (or such part of the Property), Mortgagee, subject to the rights of the Indenture Trustee under the Indenture, may resort to any and all legal and equitable remedies required to evict and dispossess Mortgagor therefrom including, without limitation, one or more summary proceedings or actions for forcible entry and detainer, trespass to try title or restitution), and Mortgagee may obtain a judgment, order or decree of any court of competent jurisdiction conferring on Mortgagee the right to immediate possession and requiring Mortgagor to immediately vacate, surrender and deliver possession of the Property (or such part of the Property) to Mortgagee. Mortgagor hereby specifically and irrevocably consents to the entry of any such judgment, order or decree. Upon request by Mortgagee, Mortgagor shall pay to Mortgagee, or to any other person that Mortgagee may designate, all costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees) incurred by Mortgagee in connection with any such failure to vacate, surrender and deliver possession or in connection with any such judgment, order or decree or the exercise of any such remedies, together with interest thereon at the rate of interest payable after an Event of Default, from the date incurred by Mortgagee until the date so paid to, or as directed by, Mortgagee.

       (b) After any such entry into possession, and to the fullest extent permitted by law, Mortgagee, acting in Mortgagor's name or otherwise, may hold, store, use, operate, manage and control the Property (or any part of the Property which then is in the possession of Mortgagee) and may conduct the business and operations thereof in its own name or in the name of Mortgagor. In doing so, Mortgagee may, but shall not be obligated to:

       (i) carry out any and all necessary and desirable maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements of or to the Property (or such part of the Property);

       (ii) purchase or otherwise acquire and install in or on the Property (or such part of the Property) additional fixtures, personal property and other property of the type encumbered by this Mortgage;

       (iii) insure the Property or keep the Property insured;

       (iv) manage, operate and exercise all rights and powers of Mortgagor with respect to the Property (or such part of the Property) and the management and operation thereof (including, without limitation, the right to enter into or cancel, enforce or modify leases and subleases, to evict tenants by summary proceedings or otherwise and to take other appropriate steps to enforce leases and subleases);

       (v) enter into agreements with others to exercise the rights and powers of Mortgagee under this Mortgage; and

       (vi) collect and receive all rents, royalties, issues, profits, revenues, income and other benefits of and from the Property (or such part of the Property) and any business or other operations conducted therein or thereon by or on behalf of or for the benefit of Mortgagor (including those past due as well as those accruing thereafter).

       (c) In the event of any such entry into possession, Mortgagee shall be liable to account only for rents, royalties, issues, profits, revenues, income and benefits actually received by Mortgagee while in possession of the Property. In the event of any foreclosure, Mortgagee may remain in possession of all or any part of the Property until the foreclosure sale and thereafter during any period of redemption. In the absence of any foreclosure, Mortgagee may remain in possession of all or any part of the Property as long as there exists an Event of Default. The same right of taking possession shall exist during the continuance of any subsequent Event of Default. Mortgagee shall not be obligated, by virtue of this Section or by virtue of any actions contemplated by this Mortgage or by any of the other Loan Documents to which Mortgagor is a party, to perform or discharge any obligation, duty or liability of Mortgagor under any lease or other agreement relating to all or any part of the Property or under any law, ordinance, rule, regulation, order, judgment, injunction or decree relating to all or any part of the Property. Mortgagee shall not incur any liability for, nor shall Mortgagor assert any claim or set off as a result of, any acts or omissions of Mortgagee or any of Mortgagee's officers, employees, agents, contractors, attorneys or other representatives, while in possession of all or any part of the Property (except for damages directly caused by Mortgagee's own gross negligence). Mortgagor hereby expressly and irrevocably waives, releases, discharges and relinquishes all such liabilities, claims and rights of set off, except as provided above.

       (d) Upon request by Mortgagee, Mortgagor shall pay to Mortgagee, or to any other person that Mortgagee may designate, all costs, expenses and liabilities incurred by Mortgagee including, without limitation, reasonable attorneys' fees and costs, appraisers' fees and costs, outlays for documentary and expert evidence, stenographers' charges, publication costs, transfer taxes on any deed or conveyance and costs which may be estimated as to items to be expended after entry of the decree of procuring all such abstracts of title, title searches and examinations, title insurance policies, Torrens certificates, and similar data and assurances with respect to title and value as Mortgagee may deem reasonably necessary either to prosecute any suit or proceeding or to evidence to bidders at any sale which may be had pursuant to such decree or statutory power of sale the true condition of the title to or the value of the Property or any other costs, expenses or liabilities incurred in connection with the holding, storage, use, operation, management, control, maintenance, repair, alteration or improvement of all or any part of the Property (except to the extent such costs, expenses and liabilities shall have been paid out of collections from the Property as provided above), together with interest on such amounts as are incurred by Mortgagee at the rate of interest payable after an Event of Default, from the date incurred by Mortgagee, until the date so paid to Mortgagee.

       (e) Without limiting the liability of Mortgagor set forth above, Mortgagor shall indemnify Mortgagee, Lenders and their respective officers, directors, employees and agents (each, an "Indemnified Person"), and hold them harmless from and against all claims, injury, damage, loss and liability of any and every kind to any persons or property by reason of the ownership, operation or maintenance of the Property or any other action or inaction by or matter which is the responsibility of Mortgagor (collectively, "Indemnified Liabilities"), except to the extent that any such Indemnified Liability is finally determined by a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct.

       Section 2.4.     Appointment of Receiver.

       (a) At any time after the occurrence of any Event of Default, Mortgagee, to the extent permitted by law, subject to the rights of the Indenture Trustee under the Indenture, and without regard to the value, adequacy or occupancy of the Property or the solvency of Mortgagor, shall be entitled as a matter of right and without notice or the requirement of bond (notice and bond being hereby waived), if it so elects, to the appointment of a receiver either before or after sale, without regard to the solvency or insolvency of Mortgagor at the time of application to enter upon and take possession of the Property, collect all rents, royalties, issues, profits, revenues, income and other benefits of and from the Property and any business or other operations conducted in or on the Property by or on behalf of or for the benefit of Mortgagor and apply the same as the court may direct or otherwise as may be permitted by law. Mortgagor hereby specifically and irrevocably consents to such appointment. Without limiting the generality of the foregoing or of any other provision of this Mortgage, Mortgagor agrees that any failure of Mortgagor to pay any real estate or other taxes, insurance premiums required pursuant to the terms of this Mortgage or any Impositions, other than real estate or other taxes, which are necessary to preserve the Property or protect the Property from waste or to maintain any insurance required pursuant to the terms of this Mortgage shall constitute waste, justifying the appointment of a receiver after the expiration of the applicable cure period, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The receiver shall be entitled to hold, store, use, operate, manage and control the Property and conduct the business and operations thereof as would Mortgagee pursuant to the immediately preceding Section and shall have all rights and powers permitted by law and such other rights and powers as the court making such appointment shall confer. The receiver shall be liable to account only for rents, royalties, issues, profits, revenues, income and other benefits actually received by such receiver.
  Notwithstanding the appointment of any receiver or other custodian, Mortgagee, as pledgee or depository, shall be entitled to the possession and control of any cash, deposits or instruments held by Mortgagee at the time of such appointment or payable or deliverable to Mortgagee from time to time pursuant to this Mortgage or any of the other Loan Documents to which Mortgagor is a party.

       (b) Upon request by Mortgagee, Mortgagor shall pay to Mortgagee, or to any other person that Mortgagee may designate, or to any such receiver, all costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees, receivers' fees, agents' compensation and the fees of any manager retained by such receiver) incurred by Mortgagee, or by such receiver in connection with the appointment of such receiver and the exercise of the rights and powers of such receiver, except to the extent such costs, expenses and liabilities shall have been paid out of collections from the Property from the date incurred by Mortgagee or by such receiver until the date so paid to Mortgagee or to such receiver.

       Section 2.5. Waiver of Certain Rights. Mortgagor agrees, to the extent permitted by law, that neither Mortgagor nor any person at any time claiming through or under Mortgagor shall set up, claim or seek to take advantage of any law now or hereafter in force pertaining to the rights of sureties or providing for any appraisement, valuation, stay, notice of election to accelerate maturity or to declare the Secured Obligations due, extension, redemption, moratorium, homestead or exemption from execution or sale, in order to prevent or hinder the foreclosure of this Mortgage after the occurrence of any Event of Default, the final and absolute sale of all or any part of the Property or the final and absolute putting into possession thereof, immediately after any such sale, of the purchaser or purchasers at such sale or the enforcement of any other rights or remedies of Mortgagee under this Mortgage or under any of the other Loan Documents to which Mortgagor is a party. After the occurrence of any Event of Default, Mortgagee, subject to the rights of the Indenture Trustee under the Indenture, or any court having jurisdiction to foreclose this Mortgage may sell the Property in part or as an entirety. Mortgagee shall not be required to accept the Property, any part or parts thereof or any other security for the Secured Obligations in satisfaction of all or any part of the Secured Obligations. Mortgagee shall not be required to accept any apportionment of the Secured Obligations to or among any part or parts of the Property or any other security for the Secured Obligations. If any law now in force of which Mortgagor might take advantage despite this Section shall be repealed or shall cease to be in force after the date hereof, then such law shall not thereafter be deemed to preclude the application of this Section.

       Section 2.6. Leases. Any foreclosure of this Mortgage and any other transfer of all or any part of the Property in extinguishment of all or any part of the Secured Obligations may, at Mortgagee's option, be subject to any or all leases of all or any part of the Property and the rights of tenants under such leases. No failure to make any such tenant a defendant in any foreclosure proceedings or to foreclose or otherwise terminate any such lease and the rights of any such tenant in connection with any such foreclosure or transfer shall be, or be asserted to be, a defense or hindrance to any such foreclosure or transfer or to any proceedings seeking collection of all or any part of the Secured Obligations (including, without limitation, any deficiency remaining unpaid after completion of any such foreclosure or transfer).

       Section 2.7. Suits To Protect Property. Mortgagee is hereby irrevocably authorized, at Mortgagee's option, to initiate and maintain any and all suits and proceedings that Mortgagee may deem advisable, at Mortgagor's expense (a) to prevent any impairment of the Property or of the security of this Mortgage by any unlawful acts or omissions, (b) to prevent the occurrence or continuance of any violation of this Mortgage or of any of the other Loan Documents, (c) to foreclose this Mortgage, (d) to preserve and protect Mortgagee's interest in the Property and (e) to restrain the enforcement of, or compliance with, any law, ordinance, rule, regulation, order, judgment, injunction or decree that may be unconstitutional or otherwise invalid, if such enforcement or compliance might in Mortgagee's judgment impair the Property or the security of this Mortgage or be prejudicial to the interests of Mortgagee.

       Section 2.8.     No Waiver.

       (a) No delay or omission of Mortgagee to insist upon strict performance of any obligation of Mortgagor under or in connection with this Mortgage or any of the other Loan Documents to which Mortgagor is a party or to exercise any right, power or remedy available after the occurrence of any Event of Default shall waive, exhaust or impair any such obligation or any such right, power or remedy, nor shall any such delay or omission be construed to be a waiver of, or acquiescence in or to, any such Event of Default. Notwithstanding any such delay or omission, Mortgagee thereafter shall have the right, from time to time and as often as may be deemed advisable by Mortgagee, to insist upon and enforce strict performance of any and all obligations of Mortgagor under or in connection with this Mortgage or any of the other Loan Documents to which Mortgagor is a party. Each and every right, power and remedy available to Mortgagee after the occurrence of any Event of Default may be exercised from time to time and as often as may be deemed advisable by Mortgagee.

       (b) No waiver of any Event of Default shall extend to or affect any subsequent Event of Default or any other Event of Default then existing, nor shall any such waiver impair any rights, powers or remedies available to Mortgagee after the occurrence of any Event of Default. After the occurrence of any Event of Default (whether or not the Secured Obligations or any part thereof shall have been declared to be immediately due and payable), Mortgagee may accept payments of amounts owing in respect of the Secured Obligations, and no such acceptance shall waive any such Event of Default or result in any declaration of maturity or in any Secured Obligations which shall have been declared to be due and payable no longer being due and payable, unless Mortgagee expressly and specifically agrees in writing to any such waiver or declaration or that such Secured Obligations are no longer due and payable.

       Section 2.9. Remedies Cumulative. No right, power or remedy now or hereafter available to Mortgagee or any receiver pursuant to any of the Loan Documents to which Mortgagor is a party or pursuant to any law or judicial decision, is or shall be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to each and every other right, power and remedy now or hereafter available pursuant to any of the Loan Documents to which Mortgagor is a party or pursuant to any law or judicial decision. Notwithstanding anything to the contrary set forth in this Mortgage or in any of the other Loan Documents to which Mortgagor is a party, no act of Mortgagee shall be construed as an election to proceed under any one provision of this Mortgage or of any applicable statute or other law to the exclusion of any other such provision, statute or other law.

       Section 2.10. Discontinuance of Proceedings. If Mortgagee shall exercise any right, power or remedy available pursuant to this Mortgage or any of the other Loan Documents to which Mortgagor is a party or pursuant to any law or judicial decision, and if such exercise and any related proceedings shall be discontinued or abandoned for any reason then, to the extent permitted by law and at the sole option of Mortgagee, Mortgagor and Mortgagee thereafter shall be restored to their respective former positions and to their respective rights, powers and remedies under the Loan Documents to which Mortgagor is a party or otherwise relating to the Secured Obligations, the Property or any other security for the Secured Obligations, and all rights, powers and remedies of Mortgagee shall continue to be available as if no such exercise and no such proceedings had occurred unless otherwise directed by a court of competent jurisdiction.

       Section 2.11. Additional Security. If Mortgagee at any time holds additional security for, or any guaranty of, all or any part of the Secured Obligations, then Mortgagee may foreclose such security or otherwise enforce its rights, powers and remedies with respect to, and realize upon, such security or such guaranty (as the case may be), either before or concurrently with or after a foreclosure or other enforcement of this Mortgage or of any of the other Loan Documents to which Mortgagor is a party, without being deemed to have waived any rights, benefits, liens or security interests evidenced by or arising under or in connection with this Mortgage or any of the other Loan Documents to which Mortgagor is a party and without being deemed to have made an election thereby or to have accepted the benefits of such guaranty or such additional security (or the proceeds thereof) in full settlement of the Secured Obligations and of its rights with respect thereto. No judgment, order or decree with respect to any of the Revolving Loan Notes, Auction Notes, Guaranty, Existing Letter of Credit Agreements or with respect to any such guaranty or security, wherever rendered, shall in any manner affect the security of this Mortgage, and any deficiency or other debt represented by any such judgment, order or decree shall, to the extent permitted by law, be secured by this Mortgage to the same extent that the Secured Obligations shall have been secured by this Mortgage prior to the rendering of such judgment, order or decree. Mortgagor, for itself and for any and all persons who may at any time claim through or under Mortgagor or who hereafter may otherwise acquire any interest in or title to all or any part of the Property or any other security for the Secured Obligations, hereby irrevocably waives and releases, to the extent permitted by law, all benefit of any and all laws that would limit or prohibit the effectiveness of anything set forth in this Section.


                          ARTICLE III

                         MISCELLANEOUS

       Section 3.1. Use of Certain Terms. Each reference in this Mortgage to Mortgagor or Mortgagee shall be deemed also to include Lenders and the respective legal representatives and successors and assigns of such persons. Each reference in this Mortgage to any gender shall be deemed also to include any other gender, and the use in this Mortgage of the singular shall be deemed also to include the plural and vice versa, unless the context requires otherwise. As used in this Mortgage, the term "person" shall mean and refer to any and all individuals, sole proprietorships, partnerships, joint ventures, associations, trusts, estates, business trusts, corporations (non-profit or otherwise), financial institutions, governments (and agencies, instrumentalities and political subdivisions thereof), and other entities and organizations. Each reference in this Mortgage to the fees or other compensation of any agents, contractors, attorneys or other representatives of Mortgagee shall be deemed also to include expenses and disbursements, as well as fees of paraprofessionals and similar personnel (such as paralegals and legal assistants). The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to."

       Section 3.2. Headings. The headings of the Articles, Sections, paragraphs and other subdivisions of this Mortgage are for convenience of reference only, are not to be considered a part of this Mortgage and shall not limit, expand or otherwise affect any of the terms of this Mortgage.

       Section 3.3. Notices. All notices hereunder shall be given in the manner, and deemed received, as provided for in the Credit Agreement (it being understood that, for purposes of this Section 3.3 only, Mortgagee shall be deemed to be Agent under the Credit Agreement).

       Section 3.4. Binding Effect. All covenants, agreements conditions and other provisions of this Mortgage shall run with the Land and shall bind and inure to the benefit of Mortgagor, Mortgagee, and their respective successors and assigns, whether so expressed or not. If there is more than one Mortgagor at any time, all undertakings of Mortgagor under this Mortgage shall be deemed to be joint and several.

       Section 3.5. Provisions Subject to Applicable Laws; Invalid Provisions To Affect No Others. All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any law and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, illegal or unenforceable. In the event that any of the covenants, agreements, conditions or other provisions of this Mortgage shall be deemed invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining covenants, agreements, conditions and other provisions of this Mortgage shall in no way be affected, prejudiced or disturbed thereby.

       Section 3.6. Changes. Neither this Mortgage nor any covenant, agreement, condition or other provision of this Mortgage may be changed, waived, released, discharged, withdrawn, revoked or terminated orally, or by any action or inaction. In order to be effective and enforceable, any such change, waiver, release, discharge, withdrawal, revocation or termination must be evidenced by a written document or instrument signed by the party against which enforcement of such change, waiver, release, discharge, withdrawal, revocation or termination is sought, and then shall be effective and enforceable only to the extent specifically provided in such document or instrument. Any agreement hereafter made by Mortgagor or Mortgagee relating to this Mortgage or to any of the other Loan Documents to which Mortgagor is a party shall be superior to the rights of the holder, owner or beneficiary of any intervening lien or encumbrance, subject to applicable law. Neither the modification of this Mortgage or any of the other Loan Documents to which Mortgagor is a party nor the release of any part of the Property from the lien of this Mortgage shall impair the priority of such lien, subject to applicable law.

       Section 3.7. No Benefit to Third Parties. Each covenant, agreement, condition and other provision of this Mortgage and of the other Loan Documents to which Mortgagor is a party, is and at all times shall be deemed to be for the exclusive benefit of Mortgagor and Mortgagee. Nothing set forth in this Mortgage or in any of the other Loan Documents to which Mortgagor is a party shall be deemed to be for the benefit of any other person (including, without limitation, the holder, owner or beneficiary of any other lien or interest in or on all or any part of the Property or the owner of any interest in Mortgagor).

       Section 3.8. Exercise of Discretion. Each and every decision, determination, estimate, request, consent or similar matter to be made or given by Mortgagee from time to time pursuant to or in connection with this Mortgage shall be within Mortgagee's sole, absolute and unlimited discretion, except to the extent expressly and specifically provided to the contrary in this Mortgage or in any of the other Loan Documents to which Mortgagor is a party.

       Section 3.9.     Representatives of Mortgagee.  All
  rights, powers and remedies of Mortgagee under this Mortgage may be exercised by Mortgagee itself or by its officers, employees, agents, contractors, attorneys or other representatives.

       Section 3.10.     Receipt of Copy Acknowledged.  Each
  of Mortgagor and Mortgagee hereby acknowledges that it has received an accurate and complete copy of this instrument as executed by Mortgagor.

       Section 3.11. Waiver of Jury Trial; Submission to Jurisdiction; Waiver of Service and Venue. Mortgagor reaffirms and incorporates herein the provisions of the Credit Agreement (a) waiving jury trial and service of process and (b) submitting to jurisdiction and venue.

       Section 3.12. Estoppel Certificates. Mortgagor, within (10) days after written request therefor by or on behalf of Mortgagee, shall furnish to Mortgagee a written statement, duly acknowledged, setting forth the unpaid principal of, and to the extent of Mortgagor's knowledge, interest, and indebtedness secured hereby and whether or not any offsets or defense exists against such indebtedness, and covering such other matters as may reasonably be requested.

       Section 3.13. Mortgagee's Lien. This Mortgage secures the Secured Obligations, all other amounts secured hereby, and the payment of any and all commissions, service charges, liquidated damages, expenses and advances due to or incurred by Mortgagee in accordance with the terms and conditions of the Credit Agreement, the Existing Letter of Credit Agreements, the Guaranty and the other Transaction Documents, in connection with the Property or Secured Obligations.

       Section 3.14.     Required Notices.  Mortgagor shall
  notify Mortgagee promptly of the receipt of any notice of default from any tenant or subtenant leasing all or any portion of the Property.

       SECTION 3.15. Governing Law. THE GRANT OF THIS MORTGAGE, THE CREATION OF MORTGAGEE'S RIGHTS AND INTERESTS HEREUNDER, THE PUBLICATION AND PERFECTION OF THE LIEN, SECURITY INTEREST AND OTHER RIGHTS AND INTERESTS GRANTED OR OTHERWISE ARISING HEREUNDER AND THE EXERCISE OF MORTGAGEE'S RIGHTS, POWERS AND REMEDIES RELATING TO THE PROPERTY (WHETHER SPECIFICALLY PROVIDED IN THIS MORTGAGE OR PROVIDED BY APPLICABLE LAW) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. OTHERWISE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THIS MORTGAGE AND THE LOAN DOCUMENTS TO WHICH MORTGAGOR IS A PARTY (INCLUDING, WITHOUT LIMITATION, TERMS RELATING TO USURY CONSIDERATIONS AND TERMS RELATING TO MORTGAGOR'S LIABILITY FOR ANY DEFICIENCY FOLLOWING ANY FORECLOSURE OF THIS MORTGAGE OR ANY OTHER TRANSFER OF ALL OR ANY PART OF THE PROPERTY IN EXTINGUISHMENT OF ANY PART OF THE SECURED OBLIGATIONS) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

       Section 3.16. Site Visits, Observation and Testing. Mortgagee and its agents and representatives shall have the right to enter and visit the Property at any reasonable time during normal business hours for the purposes of observing it, performing appraisals, taking and removing soil or groundwater samples, and conducting tests on any part of it. Mortgagee is under no duty, however, to visit or observe the Property or to conduct tests, and any such acts by Mortgagee shall be solely for the purposes of protecting Mortgagee's security and preserving Mortgagee's and Trustee's rights under the Loan Documents. In no event shall any site visit, observation or testing by Mortgagee be a representation that Hazardous Materials are or are not present in, on, or under the Land or Improvements, or that any construction is free from defective materials or workmanship. Neither Mortgagor nor any other party is entitled to rely on any site visit, observation or testing by Mortgagee. Mortgagee owes no duty of care to protect Mortgagor or any other party against, or to inform Mortgagor or any other party of, any Hazardous Materials, any negligent or defective design or construction of the Improvements, or any other adverse condition affecting the Property. Mortgagee shall disclose to Mortgagor, at Mortgagor's request, any written report or findings prepared by any third party (the cost of which is borne by Mortgagor) as a result of, or in connection with, any site visit, observation or testing made at the request of Mortgagee, unless such third party reasonably objects to such disclosure. Prior to entering the Property under this Section, Mortgagee shall give Mortgagor reasonable notice of its intent to enter. Mortgagee shall exercise reasonable efforts to avoid interfering with use of the Property in connection with the activities permitted under this Section.

       Section 3.17. Credit Bids. At any foreclosure sale, any person, including Mortgagor or Mortgagee, may bid for and acquire the Property or any part of it to the extent permitted by then applicable law. Subject to the rights of the Indenture Trustee under the Indenture, instead of paying cash for that property, Mortgagee may settle for the purchase price by crediting all or any portion of outstanding sums constituting Secured Obligations, including, without limitation, Secured Obligations attributable to the expense of sale, costs of any action and any other sums for which Mortgagor is obligated to pay or reimburse Mortgagee against the sale price of the Property or any portion thereof.

       Section 3.18. No Waiver or Cure. Each waiver by Mortgagee must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay to failure by Mortgagee to take action on account of any default of Mortgagor. Consent by Mortgagee to any act or omission by Mortgagor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Mortgagee's consent to be obtained in any future or other instance. No election of remedies or waiver of the right to a deficiency judgment shall be implied from any language contained in this Mortgage or any of the Loan Documents.

       Section 3.19. Partial Release Conditions. (a) In the event Mortgagor requests that Mortgagee release a portion of the Property (the "Release Parcel") from the lien of this Mortgage, Mortgagee shall approve such request provided Mortgagor has satisfied the requirements under the Indenture to release a portion of the Property from the lien of such Indenture and the Indenture Trustee has released the lien of the Indenture with respect to such Release Parcel, provided, however, if the First Mortgage Bonds have been paid in full or an Event of Default has occurred and is continuing, then the Release Parcel shall not be deemed to be released hereunder. In addition to the foregoing, no Release Parcel shall be released if (i) such Release Parcel has not been formally designated as a distinct tax lot separate from the remainder of the Property or (ii) such release materially restricts Mortgagee's rights of access or use of the remaining Property, as determined in the reasonable discretion of Mortgagee.

       (b) Upon the satisfaction of the conditions set forth in subparagraph (a) above for the release of the Release Parcel, the security interests and liens of Mortgagee under this Mortgage and the other Loan Documents shall be released from the Release Parcel, and Mortgagee will execute and deliver any agreements reasonably requested by Mortgagor to release and terminate the lien of this Mortgage as to the Release Parcel; provided, however, that such release and termination shall be without recourse to Mortgagee and made without any representation or warranty. Upon the release and termination of Mortgagee's security interests and liens under this Mortgage and the other Loan Documents relating to the Release Parcel, all references in this Mortgage and the other Loan Documents relating to the Release Parcel shall be deemed deleted, except as otherwise provided herein with respect to indemnities or except as otherwise provided in any of the other Loan Documents.


                         ARTICLE IV.

                    ADDITIONAL COLLATERAL

       Mortgagor acknowledges and agrees that the Secured Obligations are secured by the Property and various other collateral including, without limitation, at the time of execution of this Mortgage certain personal property of Mortgagor and other parties described in the Loan Documents to which Mortgagor is a party. Mortgagor specifically acknowledges and agrees that the Property, in and of itself, if foreclosed or realized upon may not be sufficient to satisfy the outstanding amount of the Secured Obligations. Accordingly, Mortgagor acknowledges that it is in Mortgagor's contemplation that the other collateral pledged to secure the Secured Obligations may be pursued by Mortgagee in separate proceedings in the various states and counties where such collateral may be located and additionally that Mortgagor and other parties liable for payment of the Secured Obligations will remain liable for any deficiency judgments in addition to any amounts Mortgagee may realize on sales of other property or any other collateral given as security for the Secured Obligations. Specifically, and without limitation of the foregoing, it is agreed that it is the intent of the parties hereto that in the event of a foreclosure of this Mortgage, that the Revolving Loan Notes, Auction Notes and letters of credit evidencing the Secured Obligations shall not be deemed merged into any judgment of foreclosure, but shall rather remain outstanding. It is the further intent and understanding of the parties that Mortgagee, following an Event of Default, may pursue all of its collateral with the Revolving Loan Notes, Auction Notes and letters of credit remaining outstanding and in full force and effect notwithstanding any judgment of foreclosure or any other judgment which Mortgagee may obtain.

       Mortgagee shall be entitled to enforce payment and performance of the Secured Obligations and to exercise all rights and powers under this Mortgage or under any Loan Document to which Mortgagor is a party or other agreement or any laws now or hereafter in force, notwithstanding that some or all of the Secured Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, whether by court action or pursuant to power of sale, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as it may in its absolute discretion determine. No right or remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to which Mortgagor is a party, to Mortgagee, or to which Mortgagee may be otherwise entitled, may be exercised concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee, and Mortgagee may pursue inconsistent remedies.

       Mortgagor acknowledges and agrees that the Property and any additional Property which may from time to time be pledged as security for the Secured Obligations may be located in more than one state and therefor Mortgagor waives and relinquishes any and all rights it may have, whether at law or equity, to require Mortgagee to proceed to enforce or exercise any right, powers and remedies it may have under the Loan Documents to which Mortgagor is a party, in any particular manner, in any particular order, or in any particular State or other jurisdiction.

       Furthermore, Mortgagor acknowledges and agrees that Mortgagee shall be allowed to enforce payment and performance of the Secured Obligations and to exercise all rights and powers provided under this Mortgage and the other Loan Documents to which Mortgagor is a party, or any of them, or under any provision of law, by one or more proceedings, whether contemporaneous, consecutive or both in any one or more States in which the security may be located. Neither the acceptance of this Mortgage, or of any other Loan Document to which Mortgagor is a party, nor its enforcement in one State, whether by court action, power of sale, or otherwise, shall prejudice or in any way limit or preclude enforcement of the Loan Documents to which Mortgagor is a party, or any of them, through one or more additional proceedings, in that state or in any other State.

       Mortgagor further agrees that any particular proceeding, including without limitation, foreclosure through court action (in a state or federal court) or power of sale, may be brought and prosecuted in the local or federal courts of any one or more States as to all or any part of the Property or other collateral pledged to secure the Secured Obligations, wherever located, without regard to the fact that any one or more prior or contemporaneous proceedings have been situated elsewhere with respect to the same or any other part of the Property and such other collateral.

       Notwithstanding anything contained herein to the contrary, Mortgagee shall be under no duty to Mortgagor or others, including, without limitation, the holder of any junior, senior or subordinate mortgage on the Property or any part thereof or on any other security held by Mortgagee, to exercise or exhaust all or any of the rights, powers and remedies available to Mortgagee.


                       ARTICLE V.

        CERTAIN MATTERS RELATING TO THE PROPERTY
          LOCATED IN THE STATE OF CONNECTICUT

       Notwithstanding any provision hereof or of any other Loan Document to the contrary, with respect to any Property now or hereafter located in the State of Connecticut and encumbered by this Mortgage, the following provisions shall apply:

       Section 5.1. Open-End Mortgage. This is an "open-end mortgage" as provided for by Connecticut General
  Statutes Section 49-2(c), and Mortgagee shall have all the rights, powers, privileges and protections afforded to the holder of an open-end mortgage by such statute or any other applicable law. For purposes of such statute, the full principal amount of the loan and letters of credit authorized is $66,300,000. It is understood and agreed that Mortgagee may, but shall not be obligated to, at any time and from time to time, make future advances secured by this
  Mortgage.   Except for advances for the payment of taxes,
  assessments, insurance premiums, repairs, alterations, improvements or costs incurred for the protection of the Property or otherwise permitted elsewhere by this Mortgage or under applicable law, all future advances shall be evidenced as provided in the Credit Agreement. Nothing set forth in this Section 5.1 shall affect the validity or enforceability of any obligation of Mortgagor to Mortgagee under this Mortgage or any other agreement between Mortgagee and Mortgagor that would be valid and enforceable without the provisions of this Section 5.1.

       Section 5.2. Open-End Mortgage Securing Guaranty. In addition to the provisions of Section 5.1, and not in limitation thereof, this is an "open-end mortgage" as provided for by Connecticut General Statutes Section 49-4b, and Mortgagee shall have all the rights, powers, privileges and protections afforded to the holder of an open-end mortgage by such statute or any other applicable law. This Mortgage is given by Mortgagor as security for, among other things, its obligations under the Guaranty, including its obligation to repay advances made pursuant to that certain letter of credit issued pursuant to the terms of the East
  Barnet Letter of Credit Agreement.   Nothing set forth in
  this Section 5.2 shall affect the validity or enforceability of any obligation of Mortgagor to Mortgagee under this Mortgage or any other agreement between Mortgagee and Mortgagor that would be valid and enforceable without the provisions of this Section 5.2.

       Section 5.3. Prejudgment Remedy Waiver. MORTGAGOR ACKNOWLEDGES THAT THE LOAN IS A "COMMERCIAL TRANSACTION" AS DEFINED BY CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES AND, PURSUANT TO SECTION 52-278f OF SAID CONNECTICUT GENERAL STATUTES, WAIVES ANY RIGHT TO NOTICE AND HEARING UNDER SECTIONS 52-278a THROUGH 52-278g OF THE CONNECTICUT GENERAL STATUTES, AS NOW OR HEREAFTER AMENDED, OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES MORTGAGEE MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES IN CONNECTION WITH THE REVOLVING LOAN NOTES, THIS MORTGAGE OR ANY OTHER LOAN DOCUMENTS SECURING THE REVOLVING LOAN NOTES. MORTGAGOR AUTHORIZES MORTGAGEE'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER. MORTGAGOR ACKNOWLEDGES IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS COUNSEL.

       Section 5.4. UCC. Notwithstanding anything to the contrary contained herein, the references to the Code in this Article V shall be deemed to be references to the Uniform Commercial Code in Connecticut General Statutes
  Section 42a-1-101, et seq.


                         ARTICLE VI.

            CERTAIN MATTERS RELATING TO THE PROPERTY
                LOCATED IN THE STATE OF MAINE


       Notwithstanding any provision hereof or of any other
  Loan Documents to the contrary, with respect to any Property now or hereafter located in the State of Maine and encumbered by this Mortgage, the following provisions shall apply:

       Section 6.1. Statutory Power of Sale. In addition to the remedies set forth herein, Mortgagee shall have, to the fullest extent now or hereafter available, the Statutory Power of Sale pursuant to the applicable provisions of Titles 14 and 33 of the Maine Revised Statutes of 1964, as the same have been and shall be amended. Mortgagor acknowledges that this Mortgage is given to secure a loan for business and commercial purposes and not personal, family or household purposes. A sale conducted pursuant to the Statutory Power of Sale may occur at or near the Property or, in Mortgagee's discretion, at any existing office of Mortgagee or its attorney located in the same county as the Property.

       Section 6.2. Future Advances. This Mortgage is an open-end mortgage which secures existing indebtedness, "future advances," "protective advances", and "contingent obligations" as such terms are defined in 33 M.R.S.A. 505, as the same may be amended, and all of such advances, and obligations shall constitute a part of the Secured Obligations secured hereby. The maximum aggregate principal amount of the Secured Obligations secured by this Mortgage, including future advances, but excluding protective advances, shall not at any time exceed the total amount of $66,300,000. The future advances secured hereby shall be made to or for the account of Mortgagor and may be made under the Revolving Loan Notes, Auction Notes or any of the other Loan Documents, as the same may be amended, or may be made pursuant to promissory notes, lines of credit agreements or other instruments evidencing such future advances which may be hereafter executed and delivered by Mortgagor to Mortgagee. In the event that any notice described in subsection 5(A) or (B) of 33 M.R.S.A. 505 (or any similar provision) is recorded or is received by Mortgagee, any commitment, agreement, or obligation to make future advances to or for the benefit of Mortgagor shall immediately cease and, at Mortgagee's option, any such notice shall constitute an Event of Default hereunder.

       Section 6.3.     Sealed Instrument.  This Mortgage is
  intended to take effect as a sealed instrument.

       Section 6.4. No Oral Modifications. Mortgagor confirms and acknowledges its understanding that, pursuant to 10 M.R.S.A. 1146(2), to the extent applicable, no promise, contract, or agreement to lend money, extend credit, forbear from collection of a debt or make any other accommodation for the repayment of a debt for more than $250,000 may be enforced in court against Mortgagee unless the promise, contract or agreement is in writing and signed by Mortgagee.

       Section 6.5.     UCC.    Notwithstanding anything to
  the contrary contained herein, the references to the Code in this Article VI shall be deemed to be references to the Uniform Commercial Code in Maine Revised Statutes Title 11,
  Section 1-101, et seq.


                          ARTICLE VII.

              CERTAIN MATTERS RELATING TO THE PROPERTY
                LOCATED IN THE STATE OF NEW HAMPSHIRE

       Notwithstanding any provision hereof or of any other Loan Document to the contrary, with respect to any Property now or hereafter located in the State of New Hampshire and encumbered by this Mortgage, the following provisions shall apply:

       Section 7.1. Statutory Power of Sale. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may, in addition to any other rights or remedies available to it in this Mortgage, at law or in equity, take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Property or any one or more of them, including, but not limited to, the following action, which may be pursued singly, concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting any other rights and remedies of Mortgagee hereunder, at law or in equity: sell the Property or any part thereof and any or all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to the STATUTORY POWER OF SALE in some place in any municipality in which any of the Property is located, at one or more sales, in whole or in parcels, in any order or manner, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, at the discretion of Mortgagee, and in the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Mortgage shall continue as a lien on the remaining portion of the Property.

       Section 7.2.     UCC.    Notwithstanding anything to
  the contrary contained herein, the references to the Code in this Article VII shall be deemed to be references to the Uniform Commercial Code in New Hampshire Revised Statutes Annotated Section 382-A:1-101, et seq.



                        ARTICLE VIII.

           CERTAIN MATTERS RELATING TO THE PROPERTY
              LOCATED IN THE STATE OF NEW YORK

       Notwithstanding any provision hereof or of any other Loan Document to the contrary, with respect to any Property now or hereafter located in the State of New York and encumbered by this Mortgage, the following provisions shall apply:

       Section 8.1. Section 254 of the RPL. In the event of any conflict, inconsistency or ambiguity between the provisions of the Loan Documents and the provisions of subsection 4 of Section 254 of the Real Property Law of New York, the provisions of the Loan Documents shall control.

       Section 8.2. Section 291-f of the RPL. In addition to any other right or remedy contained herein or in any other Loan Document, Mortgagee shall have all of the rights against lessees of the Property or any part thereof as are set forth in Section 291-f of the Real Property Law of New York.

       Section 8.3.     Trust Fund.  This instrument is
  subject to the Trust Fund provisions of Section 13 of the Lien Law of New York.

       Section 8.4. Commercial Property. Mortgagor represents and warrants that this Mortgage does not encumber real property principally improved or to be improved by one or more structures containing in the aggregate not more than six (6) residential dwelling units having their own separate cooking facilities.

       Section 8.5.     Transfer Tax.

       (a) Mortgagor covenants and agrees that, in the event of a sale of the Property or other Transfer, it will duly complete, execute and deliver to Mortgagee contemporaneously with the submission to the applicable taxing authority or recording officer, all forms and supporting documentation required by such taxing authority or recording officer to estimate and fix any and all applicable state and local real estate transfer taxes, including, without limitation, any real estate transfer taxes payable under Article 31 of the New York State Tax Law or under Title 11, Chapter 21 of the Administrative Code of the City of New York, if applicable, or any successor provisions thereto (collectively, "Transfer Taxes") by reason of such sale or other Transfer or recording of the deed evidencing such sale or other Transfer. This Section 8.5(b) shall apply only if this Mortgage remains outstanding after any such sale or Transfer.

       (b) Mortgagor shall pay all Transfer Taxes that may hereafter become due and payable with respect to any Transfer, and in default thereof Mortgagee may pay the same and the amount of such payment shall be added to the Secured Obligations and, unless incurred in connection with a foreclosure of this Mortgage, be secured by this Mortgage. The provisions of this Section 8.5 shall survive any Transfer and the delivery of the deed in connection with any Transfer.

       Section 8.6.     Maximum Principal Amount.
  NOTWITHSTANDING ANY PROVISION SET FORTH HEREIN TO THE CONTRARY, THE MAXIMUM AMOUNT OF PRINCIPAL INDEBTEDNESS SECURED BY THIS MORTGAGE AT EXECUTION, OR WHICH UNDER ANY CONTINGENCY MAY BECOME SECURED HEREBY AT ANY TIME HEREAFTER, IS U.S. $66,300,000 PLUS ALL INTEREST PAYABLE UNDER THE REVOLVING CREDIT NOTE AND ALL AMOUNTS EXPENDED BY MORTGAGEE AFTER DEFAULT BY MORTGAGOR (A) FOR THE PAYMENT OF TAXES, CHARGES OR ASSESSMENTS WHICH MAY BE IMPOSED BY LEGAL REQUIREMENTS UPON THE PROPERTY; (B) TO MAINTAIN THE INSURANCE REQUIRED UNDER THIS MORTGAGE; (C) FOR ANY EXPENSES INCURRED IN MAINTAINING THE PROPERTY AND UPHOLDING THE LIEN OF THIS MORTGAGE, INCLUDING, BUT NOT LIMITED TO, THE EXPENSE OF ANY LITIGATION TO PROSECUTE OR DEFEND THE RIGHTS AND LIEN CREATED BY THIS MORTGAGE, AND (D) FOR ANY AMOUNT, COST OR CHARGE TO WHICH MORTGAGEE BECOMES SUBROGATED, UPON PAYMENT, WHETHER UNDER RECOGNIZED PRINCIPLES OF LAW OR EQUITY, OR UNDER EXPRESS STATUTORY AUTHORITY.

       Section 8.7. Covenants in Addition to RPL. All covenants hereof shall be construed as affording to Mortgagee rights in addition to and not exclusive of the rights conferred under the provisions of Sections 254, 271, 272 and 291-f of the Real Property Law of the State of New York or any other applicable Legal Requirement.


                      ARTICLE IX.

          CERTAIN MATTERS RELATING TO THE PROPERTY
              LOCATED IN THE STATE OF VERMONT

       Notwithstanding any provision hereof or of any other
  Loan Documents to the contrary, with respect to any Property now or hereafter located in the state of Vermont and encumbered by this Mortgage, the following provisions shall apply:

       Section 9.1. Non-Judicial Power of Sale. Mortgagor hereby grants to Mortgagee a power of sale and, accordingly, Mortgagee shall have all rights and powers granted by Vermont law to the holder of a mortgage containing a power of sale, including, without limitation, the right, to the extent permitted by Vermont law, to foreclose Mortgagor's equity of redemption upon a default under this mortgage, by exercising the power of sale without first commencing a foreclosure action or obtaining a foreclosure decree, and to give such notices and to do all other acts, including the giving of a foreclosure deed upon completion of the foreclosure sale, as permitted or required by Vermont law to foreclose a mortgage without judicial action.

       Section 9.2. Limitation on Attorneys' Fees in Foreclosure. Mortgagor agrees that Mortgagee's award of reasonable attorney's fees resulting from an enforcement, foreclosure, collection, or other proceeding in connection with Mortgagee's rights or remedies, or otherwise in connection with this loan, may exceed two percent of the total principal, interest, and costs due.

       Section 9.3. Future Advances and Subsequent Indebtedness. In addition to all other indebtedness and obligations described in this Mortgage, this Mortgage shall secure to Mortgagee the prompt payment and performance of any and all obligations of Mortgagor to Mortgagee under or in connection with the Transaction Documents, whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising or acquired.

       Section 9.4.     UCC.    Notwithstanding anything to
  the contrary contained herein, the references to the Code in this Article IX shall be deemed to be references to the Uniform Commercial Code in Vermont Statutes Annotated Title 9A, Section 1-101, et seq.

       IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed as of the day and year first above written.

  MORTGAGOR:

  CENTRAL VERMONT PUBLIC SERVICE CORPORATION, a Vermont corporation


  By:  /s/  Francis J. Boyle
  Francis J. Boyle, Vice President, Chief
  Financial Officer, Treasurer, and agent
  duly authorized

  Signed, sealed and delivered on behalf
  of Central Vermont Public Service
  Corporation in the presence of:

  /s/  Anne M. Miserocchi
  Anne M. Miserocchi

  /s/  Patricia C. Mitiguy
  Patricia C. Mitiguy
  Witnesses:

  Attest:

  /s/  Carole L. Root
  Carole L. Root
  Assistant Corporate Secretary


  STATE OF VERMONT      )
                        )    ss.
  COUNTY OF             )

       On the 6th day of October, in the year 1998, before me personally came Francis J. Boyle, to me known, who, being by me duly sworn, did depose and say that he resides at R.R.1, Box 3535, Curtis Brook Road, in Rutland, Vermont; that he is the Vice President, Chief Financial Officer and Treasurer, and agent duly authorized, of the CENTRAL VERMONT PUBLIC SERVICE CORPORATION, a Vermont corporation and the corporation described in and which executed the above instrument; that he signed his name thereto by authority of the board of directors of said corporation; and that he acknowledged the same to be his free act and deed and the free act and deed of said corporation.

  /s/  Bonnie L. O'Rourke
  Bonnie L. O'Rourke, Notary Public
  My commission expires February 10, 1999

  EXHIBIT A:  DESCRIPTION OF PROPERTIES

       All land and premises, rights, privileges and easements of the Mortgagor, Central Vermont Public Service Corporation, as conveyed or puported to be conveyed in the deeds and records thereof more particularly described in the Indenture of Mortgage, between the Mortgagor and The State Street Bank and Trust Company, Trustee and successor trustee to The First National Bank of Boston, successor trustee to Old Colony Bank and Trust Company, as supplemented, and as recorded in the land records as provided in the schedule of recording information set forth below, which deeds and the records thereof are hereby incorporated herein by reference.

       Also, all property of every kind whatsoever, including land and premises, rights, privileges, easements, transmission lines, substations and distribution lines, in the following towns:

  IN NEW LONDON COUNTY, STATE OF CONNECTICUT:
  Waterford

  IN HARTFORD COUNTY, STATE OF CONNECTICUT:
  Berlin

  IN CUMBERLAND COUNTY, STATE OF MAINE:
  Yarmouth

  IN SULLIVAN COUNTY, STATE OF NEW HAMPSHIRE:
  Charleston, Cornish, Plainfield, Claremont,
  Newport, Unity

  IN CHESHIRE COUNTY, STATE OF NEW HAMPSHIRE:
  Chesterfield, Hinsdale

  IN GRAFTON COUNTY, STATE OF NEW HAMPSHIRE:
  Bath, Lyman, Orford, Haverhill, Lyme,
  Piermont

  IN WASHINGTON COUNTY, STATE OF NEW YORK:
  Granville, Hampton

  IN RENSSELAER COUNTY, STATE OF NEW YORK:
  Hoosick

  IN ADDISON COUNTY, STATE OF VERMONT:
  Addison, Leicester, Ripton, Bridport,
  Lincoln, Salisbury, Bristol, Middlebury,
  Shoreham, Cornwall, Monkton, Starksboro,
  Ferrisburg, New Haven, Vergennes, Goshen,
  Orwell, Weybridge, Granville, Panton, Whiting,
  Hancock

  IN BENNINGTON COUNTY, STATE OF VERMONT:
  Arlington, Manchester, Searsburg, Bennington,
  Peru, Shaftsbury, Dorset, Pownal, Sunderland,
  Glastenbury, Rupert, Winhall, Landgrove, Sandgate,
  Woodford

  IN CALEDONIA COUNTY, STATE OF VERMONT:
  Barnet, Lyndon, Walden, Danville, Ryegate,
  Waterford, Kirby, St. Johnsbury, Wheelock

  IN CHITTENDEN COUNTY, STATE OF VERMONT:
  Buels Gore, Essex, Milton, Burlington,
  Huntington, Underhill, Colchester, Jericho,
  Westford

  IN ESSEX COUNTY, STATE OF VERMONT:
  Concord, Guildhall, Victory, Granby, Lunenburg

  IN FRANKLIN COUNTY, STATE OF VERMONT:
  Bakersfield, Fletcher, Richford, Berkshire,
  Franklin, Sheldon, Enosburg, Georgia, St. Albans City,
  Fairfax, Highgate, St. Albans Town, Fairfield,
  Montgomery, Swanton

  IN LAMOILLE COUNTY, STATE OF VERMONT:
  Belvidere, Eden, Johnson, Cambridge, Hyde Park


  IN ORANGE COUNTY, STATE OF VERMONT:
  Bradford, Fairlee, Thetford, Braintree, Newbury,
  Tunbridge, Brookfield, Randolph, Vershire, Chelsea,
  Strafford, West Fairlee

  IN ORLEANS COUNTY, STATE OF VERMONT:
  Lowell, Irasburg

  IN RUTLAND COUNTY, STATE OF VERMONT:
  Benson, Middletown Springs, Sherburne, Brandon,
  Mt. Holly, Shrewsbury, Castleton, Mt. Tabor, Sudbury,
  Chittenden, Pawlet, Tinmouth, Clarendon, Pittsfield,
  Wallingford, Danby, Pittsford, Wells, Fair Haven,
  Poultney, West Haven, Hubbardton, Proctor, West Rutland,
  Ira, Rutland City, Mendon, Rutland Town

  IN WASHINGTON COUNTY, STATE OF VERMONT:
  Northfield, Roxbury

  IN WINDHAM COUNTY, STATE OF VERMONT:
  Athens, Guilford, Stratton, Brattleboro, Jamaica,
  Townshend, Brookline, Londonderry, Vernon, Dover,
  Marlboro, Wardsboro, Dummerston, Newfane, Westminster,
  Grafton, Rockingham, Windham

  IN WINDSOR COUNTY, STATE OF VERMONT:
  Andover, Hartland, Sharon, Baltimore, Ludlow, Springfield,
  Barnard, Norwich, Stockbridge, Bethel, Plymouth,
  Weathersfield, Bridgewater, Pomfret, Weston, Cavendish,
  Reading, West Windsor, Chester, Rochester, Windsor,
  Hartford, Royalton, Woodstock

  Exhibit A includes the schedule of recording information which follows.

                      TABLE OF CONTENTS


  Section                                                Page

                          ARTICLE I.COVENANTS OF MORTGAGOR .6

  1.1. Payment and Performance of Secured Obligations. . . .6
  1.2. Incorporation of Documents. . . . . . . . . . . . . .6
  1.3. General Representations, Covenants and Warranties . .7
  1.4. Additional Covenants, Representations and Warranties Regarding
       Environmental Matters . . . . . . . . . . . . . . . .8
  1.5. Use of Property . . . . . . . . . . . . . . . . . . .9
  1.6. Taxes, Assessments and Other Charges. . . . . . . . 10
  1.7. Defense of Title and Litigation . . . . . . . . . . 10
  1.8. Zoning and Title Matters. . . . . . . . . . . . . . 11
  1.9. Insurance and Risk of Loss. . . . . . . . . . . . . 11
  1.10.  Effect of Changes in Laws Regarding Taxation. . . 12
  1.11.  Changes to Mortgage or Related Documents. . . . . 12
  1.12.  Eminent Domain and Casualty . . . . . . . . . . . 12
  1.13.  Mortgagee's Performance of Defaulted Acts; Subrogation13
  1.14.  Ownership of Property and Mortgagor's Interest. . 13
  1.15.  Assignment of Leases and Rents. . . . . . . . . . 14
  1.16.  Security Agreement and Financing Statements . . . 15
  1.17.  After Acquired Property . . . . . . . . . . . . . 16
  1.18.  Collateral Protection . . . . . . . . . . . . . . 16

                         ARTICLE II.
                    DEFAULTS AND REMEDIES. . . . . . . . . 17

  2.1. Event of Default. . . . . . . . . . . . . . . . . . 17
  2.2. Mortgagee's Power of Enforcement. . . . . . . . . . 17
  2.3. Mortgagee's Right To Enter and Take Possession. . . 18
  2.4. Appointment of Receiver . . . . . . . . . . . . . . 21
  2.5. Waiver of Certain Rights. . . . . . . . . . . . . . 21
  2.6. Leases. . . . . . . . . . . . . . . . . . . . . . . 22
  2.7. Suits To Protect Property . . . . . . . . . . . . . 22
  2.8. No Waiver . . . . . . . . . . . . . . . . . . . . . 22
  2.9. Remedies Cumulative . . . . . . . . . . . . . . . . 23
  2.10.  Discontinuance of Proceedings . . . . . . . . . . 23
  2.11.  Additional Security . . . . . . . . . . . . . . . 23

                         ARTICLE III.MISCELLANEOUS . . . . 24

  3.1. Use of Certain Terms. . . . . . . . . . . . . . . . 24
  3.2. Headings. . . . . . . . . . . . . . . . . . . . . . 24
  3.3. Notices . . . . . . . . . . . . . . . . . . . . . . 24
  3.4. Binding Effect. . . . . . . . . . . . . . . . . . . 25
  3.5. Provisions Subject to Applicable Laws; Invalid Provisions To
       Affect No Others. . . . . . . . . . . . . . . . . . 25
  3.6. Changes . . . . . . . . . . . . . . . . . . . . . . 25
  3.7. No Benefit to Third Parties . . . . . . . . . . . . 25
  3.8. Exercise of Discretion. . . . . . . . . . . . . . . 25
  3.9. Representatives of Mortgagee. . . . . . . . . . . . 26
  3.10.  Receipt of Copy Acknowledged. . . . . . . . . . . 26
  3.11.  Waiver of Jury Trial; Submission to Jurisdiction; Waiver of Service
       and Venue . . . . . . . . . . . . . . . . . . . . . 26
  3.12.  Estoppel Certificates . . . . . . . . . . . . . . 26
  3.13.  Mortgagee's Lien. . . . . . . . . . . . . . . . . 26
  3.14.  Required Notices. . . . . . . . . . . . . . . . . 26
  3.15.  Governing Law . . . . . . . . . . . . . . . . . . 26
  3.16.  Site Visits, Observation and Testing. . . . . . . 27
  3.17.  Credit Bids . . . . . . . . . . . . . . . . . . . 27
  3.18.  No Waiver or Cure . . . . . . . . . . . . . . . . 27
  3.19.  Partial Release Conditions. . . . . . . . . . . . 27

                         ARTICLE IV.ADDITIONAL COLLATERAL. 28


                          ARTICLE V.CERTAIN MATTERS RELATING TO THE
PROPERTYLOCATED IN THE STATE OF CONNECTICUT30
  5.1. Open-End Mortgage . . . . . . . . . . . . . . . . . 30
  5.2. Open-End Mortgage Securing Guaranty . . . . . . . . 30
  5.3. Prejudgment Remedy Waiver . . . . . . . . . . . . . 30
  5.4. UCC . . . . . . . . . . . . . . . . . . . . . . . . 31

                         ARTICLE VI.CERTAIN MATTERS RELATING TO THE
PROPERTYLOCATED IN THE STATE OF MAINE31

  6.1. Statutory Power of Sale . . . . . . . . . . . . . . 31
  6.2. Future Advances . . . . . . . . . . . . . . . . . . 31
  6.3. Sealed Instrument . . . . . . . . . . . . . . . . . 32
  6.4. No Oral Modifications . . . . . . . . . . . . . . . 32
  6.5. UCC . . . . . . . . . . . . . . . . . . . . . . . . 32
                         ARTICLE VII.CERTAIN MATTERS RELATING TO THE
PROPERTYLOCATED IN THE STATE OF NEW HAMPSHIRE32
  7.1. Statutory Power of Sale . . . . . . . . . . . . . . 32
  7.2. UCC . . . . . . . . . . . . . . . . . . . . . . . . 32

                        ARTICLE VIII.CERTAIN MATTERS RELATING TO THE
PROPERTYLOCATED IN THE STATE OF NEW YORK33

  8.1. Section 254 of the RPL. . . . . . . . . . . . . . . 33
  8.2. Section 291-f of the RPL. . . . . . . . . . . . . . 33
  8.3. Trust Fund. . . . . . . . . . . . . . . . . . . . . 33
  8.4. Commercial Property . . . . . . . . . . . . . . . . 33
  8.5. Transfer Tax. . . . . . . . . . . . . . . . . . . . 33
  8.6. Maximum Principal Amount. . . . . . . . . . . . . . 33
  8.7. Covenants in Addition to RPL. . . . . . . . . . . . 34

                         ARTICLE IX.CERTAIN MATTERS RELATING TO THE
PROPERTYLOCATED IN THE STATE OF VERMONT34
  9.1. Non-Judicial Power of Sale. . . . . . . . . . . . . 34
  9.2. Limitation on Attorneys' Fees in Foreclosure. . . . 34
  9.3. Future Advances and Subsequent Indebtedness . . . . 34
  9.4. UCC . . . . . . . . . . . . . . . . . . . . . . . . 35


                       LIST OF EXHIBITS

       Exhibit A - Description of Property